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                                                                    Exhibit 10.1

                                                                [EXECUTION COPY]

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                  STOCK PURCHASE AND RECAPITALIZATION AGREEMENT

                                  by and among

                               OPTIONSXPRESS, INC.

                           THE PURCHASERS NAMED HEREIN

                                       and

                            THE SELLERS NAMED HEREIN


                                December 17, 2003

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                                TABLE OF CONTENTS

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
Section 1.     Stock Purchase and Recapitalization.............................................................1
         1A.   Authorization...................................................................................1
         1B.   Investment Transaction..........................................................................2
         1C.   Repurchase Transaction..........................................................................2
         1D.   Closing.........................................................................................2
         1E.   Multiple Closings...............................................................................3
         1F.   Repurchase Price; Net Book Value Dividend; Adjustments..........................................5

Section 2.     Conditions of the Obligations of the Purchasers at the Closing..................................7
         2A.   Representations and Warranties; Covenants.......................................................7
         2B.   Amendment of Certificate of Incorporation.......................................................7
         2C.   Amendment of Bylaws.............................................................................7
         2D.   Stockholders Agreement..........................................................................7
         2E.   Registration Agreement..........................................................................7
         2F.   Investor Rights Agreement.......................................................................7
         2G.   Employment Letter Agreements; Amended and Restated Restricted Stock Agreements..................7
         2H.   Management Rights Agreement.....................................................................8
         2I.   Director Indemnification Agreement..............................................................8
         2J.   Opinion of the Company's and the Sellers' Counsel...............................................8
         2K.   Repurchase Transaction..........................................................................8
         2L.   Key-Man Policies................................................................................8
         2M.   Litigation......................................................................................8
         2N.   Filings.........................................................................................8
         2O.   Third Party Consents and Approvals..............................................................9
         2P.   Governmental Consents and Approvals.............................................................9
         2Q.   Material Adverse Effect.........................................................................9
         2R.   Closing Documents...............................................................................9
         2S.   Proceedings....................................................................................10
         2T.   Waiver.........................................................................................10

Section 3.     Conditions of the Obligations of the Company and the Sellers at the Closing....................10
         3A.   Representations and Warranties; Covenants......................................................10
         3B.   Stockholders Agreement.........................................................................10
         3C.   Registration Agreement.........................................................................10
         3D.   Investor Rights Agreement......................................................................10
         3E.   Litigation.....................................................................................11
         3F.   Governmental Consents and Approvals............................................................11
         3G.   Investment Transaction.........................................................................11
         3H.   Waiver.........................................................................................11
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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
Section 4.     Pre-Closing Covenants and Agreements...........................................................11
         4A.   General........................................................................................11
         4B.   Maintenance of Business........................................................................11
         4C.   Third Party Notices and Consents...............................................................11
         4D.   Governmental Notices and Consents..............................................................11
         4E.   Operation of Business..........................................................................12
         4F.   Full Access....................................................................................13
         4G.   Notice of Material Developments................................................................13
         4H.   Exclusivity....................................................................................14
         4I.   Tax Matters....................................................................................14
         4J.   Actions with Respect to Repurchased Shares.....................................................14
         4K.   Additional Sellers; Joinders...................................................................14
         4L.   Existing Preferred.............................................................................16
         4M.   Charter Amendment..............................................................................16

Section 5.     Representations and Warranties of the Company..................................................17
         5A.   Organization, Corporate Power and Licenses.....................................................17
         5B.   Capital Stock and Related Matters..............................................................17
         5C.   Subsidiaries; Investments......................................................................18
         5D.   Authorization; No Breach.......................................................................18
         5E.   Financial Statements...........................................................................19
         5F.   Absence of Undisclosed Liabilities.............................................................20
         5G.   Accounts Receivable............................................................................20
         5H.   No Material Adverse Effect.....................................................................20
         5I.   Absence of Certain Developments................................................................20
         5J.   Assets.........................................................................................22
         5K.   Tax Matters....................................................................................23
         5L.   Contracts and Commitments......................................................................24
         5M.   Intellectual Property Rights...................................................................27
         5N.   Litigation, Etc................................................................................29
         5O.   Brokerage......................................................................................29
         5P.   Insurance......................................................................................29
         5Q.   Employees......................................................................................30
         5R.   ERISA..........................................................................................30
         5S.   Compliance with Laws; Licenses; Certain Operations.............................................32
         5T.   Affiliated Transactions........................................................................32
         5U.   Real Property..................................................................................32
         5V.   Disclosure.....................................................................................33
         5W.   Closing Date...................................................................................33

Section 6.     Representations and Warranties of the Sellers..................................................33
         6A.   Capacity; Power and Authority..................................................................33
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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
         6B.   Authorization; No Breach.......................................................................33
         6C.   Title to Shares, Etc...........................................................................34
         6D.   Brokerage......................................................................................34
         6E.   Litigation, Etc................................................................................34
         6F.   Company Transactions...........................................................................34
         6G.   Closing Date...................................................................................34

Section 7.     Representations and Warranties of the Purchasers...............................................35
         7A.   Organization, Power and Authority..............................................................35
         7B.   Authorization; No Breach.......................................................................35
         7C.   Brokerage......................................................................................35
         7D.   Investment Representations.....................................................................35
         7E.   Closing Date...................................................................................36

Section 8.     Indemnification and Other Agreements...........................................................36
         8A.   Survival of Representations and Warranties.....................................................36
         8B.   General Indemnification........................................................................37
         8C.   Press Release and Announcements................................................................42
         8D.   Confidentiality................................................................................42
         8E.   Dispute Resolution.............................................................................42
         8F.   Appointment of Sellers' Representative.........................................................43
         8G.   Further Assurances.............................................................................44

Section 9.     Definitions....................................................................................44

Section 10.    Termination....................................................................................51
         10A.  Conditions of Termination......................................................................51
         10B.  Effect of Termination..........................................................................52

Section 11.    Miscellaneous..................................................................................52
         11A.  Fees and Expenses..............................................................................52
         11B.  Remedies.......................................................................................52
         11C.  Transfer of Restricted Securities..............................................................53
         11D.  Consent to Amendments..........................................................................54
         11E.  Successors and Assigns.........................................................................54
         11F.  Severability...................................................................................54
         11G.  Counterparts...................................................................................54
         11H.  Descriptive Headings; Interpretation...........................................................54
         11I.  Entire Agreement...............................................................................55
         11J.  No Third-Party Beneficiaries...................................................................55
         11K.  Schedules......................................................................................55
         11L.  Treatment of the Preferred Stock...............................................................55
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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
         11M.  Governing Law..................................................................................55
         11N.  Notices........................................................................................55
         11O.  No Strict Construction.........................................................................56

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                             EXHIBITS AND SCHEDULES

EXHIBITS:

Exhibit A    -    Amended and Restated Certificate of Incorporation
Exhibit B    -    Amended and Restated Bylaws
Exhibit C    -    Stockholders Agreement
Exhibit D    -    Registration Agreement
Exhibit E    -    Investor Rights Agreement
Exhibit F    -    Employment Agreements
Exhibit G    -    Management Rights Agreement
Exhibit H    -    Indemnification Agreement
Exhibit I    -    Opinion of Counsel for the Company and the Sellers
Exhibit J    -    Amended and Restated Restricted Stock Agreements


DISCLOSURE SCHEDULES:

Schedule of Purchasers
Schedule of Sellers
Contracts Schedule
Employees Schedule
Affiliated Transaction Schedule
Closing Net Book Value Adjustments Schedule
Officers and Directors Schedule
Capitalization Schedule
Investments and Subsidiaries Schedule
Restrictions Schedule
Financial Statements Schedule
Liabilities Schedule
Accounts Receivable Schedule
Developments Schedule
Assets Schedule
Taxes Schedule
Intellectual Property Schedule
Litigation Schedule
Insurance Schedule
Employee Benefits Schedule
Compliance Schedule
Licenses Schedule
Affiliated Transactions Schedule
Real Property Schedule

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                  STOCK PURCHASE AND RECAPITALIZATION AGREEMENT

        THIS STOCK PURCHASE AND RECAPITALIZATION AGREEMENT (this "AGREEMENT") is made and entered into as of December 17, 2003, by and among optionsXpress, Inc., a Delaware corporation (the "COMPANY"), the Persons listed on the SCHEDULE OF PURCHASERS attached hereto (collectively referred to herein as the "PURCHASERS" and individually as a "PURCHASER"), and the Persons listed on the SCHEDULE OF SELLERS attached hereto as of the date hereof and any other Person who becomes a party hereto and is added to the SCHEDULE OF SELLERS attached hereto after the date hereof in accordance with Paragraph 4K below (collectively referred to herein as the "SELLERS" and individually as a "SELLER"). The Company, the Purchasers and the Sellers are sometimes collectively referred to herein as the "PARTIES" and individually as a "PARTY." Capitalized terms used herein and not otherwise defined herein have the meanings given to such terms in Section 9 below.

        WHEREAS, the Sellers that are parties hereto as of the date hereof own beneficially and of record approximately 70% of the Company's outstanding common stock, par value $.0001 per share (the "COMMON STOCK"), on a fully-diluted basis (including shares convertible into Common Stock);

        WHEREAS, the Company desires to reconstitute its capital structure through the sale of certain newly-authorized equity securities and the repurchase of certain of its outstanding equity securities, in each case on the terms and subject to the conditions set forth herein;

        WHEREAS, the Purchasers desire to purchase certain newly-authorized equity securities on the terms and subject to the conditions set forth herein; and

        WHEREAS, the Sellers desire the Company to repurchase certain equity securities of the Company held by the Sellers on the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings contained herein, and intending to be legally bound, the Parties hereby agree as follows:

        Section 1. STOCK PURCHASE AND RECAPITALIZATION.

        1A.     AUTHORIZATION. On or prior to the Closing Date:

        (i) The Company shall authorize (and the Sellers shall cause the Company to authorize) the filing under the laws of the State of Delaware of the Company's second amended and restated certificate of incorporation in the form of EXHIBIT A attached hereto (as so further amended and restated, the "CERTIFICATE OF INCORPORATION"). The Certificate of Incorporation shall be duly filed by the Company on or prior to the Closing Date and shall be in full force and effect under the laws of the State of Delaware as of the Closing.

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        (ii)    The Company shall authorize (and the Sellers shall cause the
Company to authorize) the issuance to the Purchasers of an aggregate of 2,554,977 shares of its newly-designated Series A Convertible Preferred Stock, par value $.0001 per share (the "PREFERRED STOCK"), at a price per share equal to $36.4324 and having the rights and preferences set forth in the Certificate of Incorporation. The Preferred Stock shall be initially convertible into shares of Common Stock on a one-for-one basis as set forth in the Certificate of Incorporation.

        (iii) The Company shall authorize (and the Sellers shall cause the Company to authorize) the repurchase from the Sellers of an aggregate of 2,554,977 shares of Common Stock (the "REPURCHASED SHARES"), which may include the repurchase and cancellation of vested options exercisable for shares of Common Stock (the "REPURCHASED OPTIONS"), at a price per share equal to $36.4324 (and, in the case of Repurchased Options, at a price per share of Common Stock issuable upon exercise of such Repurchased Options equal to $36.4324 less the aggregate exercise price associated with such Repurchased Options), for an aggregate purchase price equal to $93,084,000, less the aggregate exercise price associated with all such Repurchased Options (the "REPURCHASE PRICE").

        1B.     INVESTMENT TRANSACTION. On the basis of the representations, warranties, covenants and agreements set forth herein and subject to the satisfaction or waiver of the conditions set forth in Section 2 below (in the case of the Purchasers) and Section 3 below (in the case of the Company and the Sellers), the Purchasers and the Company agree to and shall consummate, and the Sellers shall cause the Company to consummate, at the Closing, the following transaction (the "INVESTMENT TRANSACTION"): the Company shall sell to each Purchaser, and each Purchaser shall purchase from the Company, the number of shares of Preferred Stock set forth opposite such Purchaser's name on the SCHEDULE OF PURCHASERS attached hereto (the "PURCHASED SHARES") for an aggregate purchase price equal to $93,084,000 (the "STOCK PURCHASE PRICE"), payable in the manner set forth in Paragraph 1D(i) hereof.

        1C.     REPURCHASE TRANSACTION. On the basis of the representations, warranties, covenants and agreements set forth herein and subject to the satisfaction or waiver of the conditions set forth in Section 3 below and the consummation of the Investment Transaction, the Company and each of the Sellers agree to and shall consummate, at the Closing, the following transaction (the "REPURCHASE TRANSACTION"): the Company shall repurchase (with respect to outstanding shares) and repurchase and cancel (with respect to outstanding stock options) (by applying the proceeds of the Investment Transaction) from each Seller the number of Repurchased Shares and/or Repurchased Options set forth opposite such Seller's name on the SCHEDULE OF SELLERS attached hereto and shall pay to each such Seller (in the manner set forth in Paragraph 1D(iii) below) the portion of the Repurchase Price set forth opposite such Seller's name on the SCHEDULE OF SELLERS attached hereto.

        1D.     CLOSING. The closing of each of the Investment Transaction and the Repurchase Transaction (the "CLOSING") shall take place at the offices of Katten Muchin Zavis Rosenman, 525 West Monroe Street, Chicago, Illinois, or at such other place as may be mutually agreeable to the Purchasers and the Sellers' Representative, at 10:00 a.m., local time, on January 15, 2004 (or such earlier date as may be mutually agreeable to the Purchasers and the Company),

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or, if any of the conditions to Closing set forth in Section 2 and Section 3 below have not been satisfied or waived by the Party entitled to the benefit thereof on or prior to such date, on the second business day following satisfaction or waiver of such conditions (the "CLOSING DATE"). The Investment Transaction and the Repurchase Transaction shall each constitute a separate transaction hereunder. At the Closing, the Parties shall consummate the Investment Transaction and the Repurchase Transaction in the following manner and in the following order (except that each of the transactions shall be deemed to have been consummated simultaneously and none of the transactions described below shall be consummated unless all of such transactions are consummated):

        (i) Each Purchaser shall deliver to the Company such Purchaser's portion of the Stock Purchase Price as set forth opposite such Purchaser's name on the SCHEDULE OF PURCHASERS attached hereto, by wire transfer of immediately available funds to an account designated by the Company.

        (ii) The Company shall deliver to each Purchaser a stock certificate or certificates representing the Preferred Stock purchased by such Purchaser, as set forth opposite such Purchaser's name on the SCHEDULE OF PURCHASERS attached hereto, registered in such Purchaser's name, upon payment of such Purchaser's portion of the Stock Purchase Price in the manner described in clause (i) above.

        (iii) The Company shall pay to the Sellers' Representative (on its own behalf and as paying agent for and on behalf of the other Sellers) an amount equal to the Repurchase Price by wire transfer of immediately available funds to an account designated by the Sellers' Representative (and with it being understood that the Repurchase Price shall be allocated by the Sellers' Representative to each of the Sellers as set forth on the SCHEDULE OF SELLERS attached hereto). Any amounts payable to the Sellers in respect of Repurchased Options shall be reduced by the amount of any required tax withholding under applicable federal and state laws, rules and regulations as determined by the Company prior to the Closing (and with all such withheld amounts being remitted by the Company to the applicable taxing authorities promptly following the Closing).

        (iv) Each of the Sellers shall deliver to the Company the stock certificate or certificates evidencing the Repurchased Shares held by such Seller upon payment of the Repurchase Price in the manner described in clause
(iii) above, duly endorsed in blank or accompanied by duly executed stock powers, and/or satisfactory evidence of such Seller's acknowledgement and agreement with respect to the repurchase and cancellation of Repurchased Options. The Company shall deliver to each Seller a new stock certificate or certificates representing the shares of Common Stock owned by such Seller which were represented by the certificate(s) delivered pursuant to this clause (iv) but which were not repurchased by the Company in connection with the Repurchase Transaction.

        1E.     MULTIPLE CLOSINGS. Notwithstanding Paragraph 1D above or any other provision hereof to the contrary, if the Parties receive or otherwise obtain such Governmental Approvals (referred to herein as the "INITIAL GOVERNMENTAL APPROVALS") as are necessary to consummate a portion of the Investment Transaction but as of such date have not received or

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otherwise obtained all of the Governmental Approvals that are necessary to consummate the entire Investment Transaction (such other Governmental Approvals being referred to herein as the "REMAINING GOVERNMENTAL APPROVALS"), then, subject to the satisfaction of the other conditions to Closing set forth in
Section 2 and Section 3 below (or the waiver of any such conditions by the Party or Parties entitled to the benefit thereof), the Parties shall (upon the written request of the Purchasers), within two business days following the receipt of such Initial Governmental Approvals and the satisfaction of such other conditions, consummate such portion of the Investment Transaction as may be consummated without the Remaining Regulatory Approvals and such portion of the Repurchase Transaction as may be consummated with the proceeds of such partial Investment Transaction (I.E., the aggregate number of Repurchased Shares and Repurchased Options sold in such portion of the Repurchase Transaction shall equal the number of shares of Preferred Stock purchased in such portion of the Investment Transaction), and shall (subject to the remaining provisions of this Paragraph 1E) consummate the remaining portion of the Investment Transaction and the remaining portion of the Repurchase Transaction in one or more subsequent closings (to the fullest extent then permitted based on the receipt of such Remaining Governmental Approvals) within two business days following receipt of such Remaining Governmental Approvals. For example, if the Parties have received or otherwise obtained all Governmental Approvals, other than those required from the NASD, the Parties shall (upon the written request of the Purchasers) consummate a portion of the Investment Transaction and a portion of the Repurchase Transaction such that (i) the Purchasers shall purchase a number of shares of Preferred Stock (pro rata among the Purchasers based on the total number of shares of Preferred Stock to be purchased by each such Purchaser as set forth on the SCHEDULE OF PURCHASERS attached hereto and at a price per share equal to $36.4324) representing 24.99% of the Company's outstanding Common Stock (assuming conversion of the Existing Preferred and the Preferred Stock to be purchased at such Closing and the repurchase of Repurchased Shares and Repurchased Options as described in clause (ii) below) and (ii) the Company shall apply the proceeds of such portion of the Investment Transaction to repurchase an aggregate number of Repurchased Shares and Repurchased Options (pro rata among the Sellers based on each such Seller's ownership interest in the Repurchased Shares and Repurchased Options as set forth on the SCHEDULE OF SELLERS attached hereto and at a price per Repurchased Share equal to $36.4324 and, in the case of Repurchased Options, at a price per share of Common Stock issuable upon exercise of such Repurchased Options equal to $36.4324 less the aggregate exercise price associated with such Repurchased Options) equal to the number of shares of Preferred Stock purchased in such Investment Transaction, and the Parties shall consummate the remaining portion of the Investment Transaction and Repurchase Transaction as provided above following receipt of such Remaining Governmental Approvals (in this example, the requisite NASD approval). If there is more than one closing hereunder, then (A) the first such closing shall be referred to in this Paragraph 1E as the "INITIAL CLOSING," (B) the Initial Closing shall not take place prior to January 15, 2004 without the Company's written consent, (C) all references to the "Closing" in this Agreement shall be deemed to be references to the Initial Closing and all references in this Agreement to the "Closing Date" shall be deemed to be references to the date of the Initial Closing, (D) for the avoidance of doubt, it is acknowledged and agreed that the Closing Balance Sheet shall be prepared as of the date of the Initial Closing and (E) each of the Parties shall use reasonable efforts to take all actions and to do all things

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necessary, proper or advisable in order to consummate and make effective the remaining portions of the Investment Transaction and the Repurchase Transaction.

        1F.     REPURCHASE PRICE; NET BOOK VALUE DIVIDEND; ADJUSTMENTS.

        (i) The Repurchase Price for the Repurchased Shares and the Repurchased Options shall be paid to the Sellers' Representative (on its own behalf and as paying agent for and on behalf of the other Sellers) in the manner described in clause (iii) of Paragraph 1D above.

        (ii) In addition to the payment of the Repurchase Price, following the Closing (at the time provided for in the last sentence of this subparagraph
(ii)), the Company shall declare a cash dividend (the "NET BOOK VALUE DIVIDEND") payable to the holders of record of the Company's outstanding Common Stock as of immediately prior to the Closing (including, for this purpose, the Common Stock issuable upon conversion of the Existing Preferred and the Common Stock issuable upon the exercise of the Repurchased Options held by the Sellers as of the Closing, but, for the avoidance of doubt, specifically excluding the Preferred Stock and the Common Stock issuable upon conversion of the Preferred Stock) in an aggregate amount equal to the excess (if any) of (a) the Company's Net Book Value as shown on the Closing Balance Sheet (as defined in Paragraph 1F(iii) below and as prepared in accordance with the provisions thereof), as adjusted pursuant to and in accordance with the CLOSING NET BOOK VALUE ADJUSTMENTS SCHEDULE attached hereto (the "CLOSING NET BOOK VALUE"), over (b) $2,750,000. The Net Book Value Dividend shall be declared and paid (together with interest thereon at the Applicable Rate calculated on the basis of the actual number of days elapsed over 360, from the Closing Date to the date of payment) on the later of (x) three (3) business days after the Closing Balance Sheet becomes final and binding on the Parties pursuant to Paragraph 1F(iii) below, (y) 45 days after the Closing Date and (z) such date as the Company's board of directors otherwise determines in good faith that the payment of such Net Book Value Dividend shall not adversely affect or otherwise impair the Company's liquidity position or net regulatory capital requirements.

        (iii) Within 30 days following Closing Date, the Company shall deliver to the Purchasers a balance sheet of the Company (in its final and binding form, the "CLOSING BALANCE SHEET") setting forth the Closing Net Book Value as of the closing of business on the Closing Date (and after giving effect to the adjustments described on the CLOSING NET BOOK VALUE ADJUSTMENTS SCHEDULE attached hereto and the consummation of the Investment Transaction and the Repurchase Transaction). The Closing Balance Sheet shall include all known adjustments required in a year-end closing of the books and, except as otherwise provided in this Paragraph 1F or in the definition of Net Book Value, shall be prepared in a manner consistent with the accounting principles and policies used in the preparation of the Latest Audited Balance Sheet. During the 10-day period immediately following the Purchasers' receipt of the Closing Balance Sheet, during normal business hours, the Purchasers and (upon execution of reasonable and customary confidentiality agreements) their representatives or designees shall be permitted to review, and the Company shall provide to the Purchasers, copies of the Company's books and records and the Company's working papers related to the preparation of the Closing Balance Sheet and determination of the Closing Net Book Value, and the Company shall provide to the Purchasers and their representatives or designees reasonable access to all appropriate Company

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personnel in connection therewith. The Closing Balance Sheet shall become final and binding upon the Parties 10 days after the Purchasers' receipt thereof, unless the Purchasers shall give written notice of their disagreement (a "NOTICE OF DISAGREEMENT") to the Company prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature and dollar amount of any disagreement so asserted. If a timely Notice of Disagreement is received by the Company, then the Closing Balance Sheet (as revised in accordance with clause
(x) or (y) below) shall become final and binding upon the Parties on the earliest of (x) the date the Parties resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (y) the date all matters in dispute are finally resolved in writing by the Accounting Firm. During the 10 days following delivery of a Notice of Disagreement, the Parties shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in the Notice of Disagreement. At the end of the 10-day period referred to above, the Parties shall submit to a mutually satisfactory independent "big-four" accounting firm (the "ACCOUNTING FIRM") for review and resolution of all matters (but only such matters) which remain in dispute and which were properly included in the Notice of Disagreement. The Accounting Firm shall make a final determination of the Closing Net Book Value in accordance with the guidelines and procedures set forth in this Agreement. The Parties will cooperate with the Accounting Firm during the term of its engagement. In resolving any matters in dispute, the Accounting Firm may not assign a value to any item in dispute greater than the greatest value for such item assigned by the Company, on the one hand, or the Purchasers, on the other hand, or less than the smallest value for such item assigned by the Company, on the one hand, or the Purchasers, on the other hand. The Accounting Firm's determination shall be based solely on presentations by the Company and/or the Purchasers which are in accordance with the guidelines and procedures set forth in this Agreement (I.E., not on the basis of an independent review). The Closing Balance Sheet and the determination of the Closing Net Book Value shall become final and binding on the Parties on the date the Accounting Firm delivers its final resolution in writing to the Parties (which the Accounting Firm shall be instructed to deliver not more than 45 days following submission of such disputed matters). The fees and expenses of the Accounting Firm shall be paid by the Company.

        (iv) Notwithstanding anything to the contrary herein, if the Company's Closing Net Book Value is less than $2,750,000, then the Sellers' Representative (on its own behalf and as paying agent for and on behalf of the other Sellers) shall, within three (3) business days after the Closing Balance Sheet becomes final and binding on the Parties, make payment by wire transfer to the Company in immediately available funds of the amount of such difference, together with interest thereon at a rate per annum equal to the prime rate of interest as published in THE WALL STREET JOURNAL (the "APPLICABLE RATE"), calculated on the basis of the actual number of days elapsed over 360, from the Closing Date to the date of payment. Each Seller shall be responsible for his or its pro rata share of any obligations of the Sellers' Representative (as paying agent for the Sellers) under this Paragraph 1F(iv) based on such Seller's percentage ownership interest in the Repurchased Shares and Repurchased Options as set forth on the SCHEDULE OF SELLERS attached hereto.

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        Section 2. CONDITIONS OF THE OBLIGATIONS OF THE PURCHASERS AT THE
CLOSING. The obligation of the Purchasers to consummate the transactions contemplated hereby at the Closing is subject to the satisfaction as of the Closing of the following conditions:

        2A.     REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties contained in Section 5 and Section 6 hereof that are subject to materiality qualifications shall be true and correct in all respects at and as of the Closing and the representations and warranties contained in Section 5 and
Section 6 hereof that are not subject to materiality qualifications shall be true and correct in all material respects at and as of the Closing, in each case as though then made (other than any such representations and warranties that are made only as of a specified date) and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures made by the Company or the Sellers to the Purchasers pursuant to Paragraph 4G below or any amendments or supplements to the Schedules referred to in Section 5 made by the Company pursuant to Paragraph 4G below), and the Company and the Sellers shall have performed in all material respects all of the covenants required to be performed by the Company and the Sellers hereunder prior to the Closing.

        2B.     AMENDMENT OF CERTIFICATE OF INCORPORATION. The Certificate of
Incorporation shall have been amended and restated in the form of EXHIBIT A attached hereto, shall be in full force and effect under the laws of the State of Delaware as of the Closing as so amended and restated and shall not have been further amended or modified.

        2C.     AMENDMENT OF BYLAWS. The Company's bylaws (the "BYLAWS") shall have been amended and restated in the form of EXHIBIT B attached hereto, shall be in full force and effect as of the Closing as so amended and restated and shall not have been further amended or modified.

        2D.     STOCKHOLDERS AGREEMENT. The Company, the Purchasers and the
Company's other stockholders shall have entered into a Stockholders Agreement in the form of EXHIBIT C attached hereto (the "STOCKHOLDERS AGREEMENT"), and the Stockholders Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified.

        2E.     REGISTRATION AGREEMENT. The Company and the Purchasers shall have entered into a Registration Agreement in the form of EXHIBIT D attached hereto (the "REGISTRATION AGREEMENT"), and the Registration Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified.

        2F.     INVESTOR RIGHTS AGREEMENT. The Company and the Purchasers shall have entered into an Investor Rights Agreement in the form of EXHIBIT E attached hereto (the "INVESTOR RIGHTS AGREEMENT"), and the Investor Rights Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified.

        2G.     EMPLOYMENT LETTER AGREEMENTS; AMENDED AND RESTATED RESTRICTED
STOCK AGREEMENTS. The Company and each of Ned Bennett, James Gray and David Kalt (collectively, the "EXECUTIVES") shall have entered into employment letter agreements in the form of EXHIBIT F attached hereto (collectively, the "EMPLOYMENT AGREEMENTS") and amended and restated restricted stock agreements in the form of EXHIBIT J attached hereto (collectively, the "RESTRICTED STOCK AGREEMENTS"). The Employment Agreements and the Restricted Stock Agreements shall be in full force and effect as of the Closing and shall not have been amended or modified and shall not provide for or require the payment of any consideration to such parties in connection with the execution thereof.

        2H.     MANAGEMENT RIGHTS AGREEMENT. The Company and each of Summit
Ventures VI-A, L.P. and Summit Ventures VI-B, L.P. shall have entered into a Management Rights Agreement in the form of EXHIBIT G attached hereto (the "MANAGEMENT RIGHTS AGREEMENT"), and the Management Rights Agreement shall be in full force and effect as of the Closing.

        2I.     DIRECTOR INDEMNIFICATION AGREEMENT. The Company shall have entered into an Indemnification Agreement in the form of EXHIBIT H attached hereto with each of the Investor Director and the Other Stockholder Directors (as such terms are defined in the Stockholders Agreement) (each, an "INDEMNIFICATION AGREEMENT"), and each such Indemnification Agreement shall be in full force and effect as of the Closing.

        2J.     OPINION OF THE COMPANY'S AND THE SELLERS' COUNSEL. The
Purchasers shall have received from KMZ Rosenman, counsel for the Company and certain of the Sellers, an opinion with respect to the matters set forth in
EXHIBIT I attached hereto, which shall be addressed to the Purchasers, dated as of the Closing Date and in form and substance reasonably satisfactory to the Purchasers.

        2K.     REPURCHASE TRANSACTION. The Sellers shall have simultaneously delivered to the Company the Repurchased Shares and/or the Repurchased Options, and the Sellers' Representative (on its own behalf and as paying agent for and on behalf of the other Sellers) shall have received the aggregate Repurchase Price in payment therefor in the manner set forth in Paragraph 1D above.

        2L.     KEY-MAN POLICIES. The Company shall have commenced application for a key-man life insurance policy on the life of each of Ned Bennett, James Gray and David Kalt in the face amount of $1,000,000 each. Such insurance policies shall contain reasonable and customary terms and provisions, shall name the Company as beneficiary and shall provide that such insurance policies may not be canceled unless the insurance carrier gives at least 30 days' prior written notice to the Purchasers.

        2M.     LITIGATION. No suit, action or other proceeding shall be pending or threatened before any Governmental Entity in which it is sought to restrain or prohibit the transactions contemplated hereby or that could have a Material Adverse Effect, and no injunction, judgment, order, decree or ruling with respect thereto shall be in effect.

        2N.     FILINGS. The Company shall have made all filings required to be made by the Company and shall have (subject to Paragraph 1E) obtained all Licenses and other authorizations required to be obtained by the Company under all applicable Laws (including federal and state securities Laws) to consummate the transactions contemplated by this Agreement in compliance with such Laws (other than any securities Law filings required to be made after the Closing, which filings shall be made promptly after the Closing).

        2O.     THIRD PARTY CONSENTS AND APPROVALS. The Company shall have received or obtained all third party and stockholder consents and approvals that are (i) necessary for the consummation of the transactions contemplated hereby, or (ii) that are required in order to prevent a breach of or default under, a termination or modification of, or acceleration of the terms of, any contract, agreement or document identified with an asterisk (*) on the attached CONTRACTS SCHEDULE (collectively, the "THIRD PARTY APPROVALS"), in each case on terms and conditions reasonably satisfactory to the Purchasers.

        2P.     GOVERNMENTAL CONSENTS AND APPROVALS. Subject to Paragraph 1E,
the Parties shall have received or obtained all governmental and regulatory consents and approvals that are necessary for the consummation of the transactions contemplated hereby (including any required consent or approval of the National Association of Securities Dealers, Inc. ("NASD"), the Chicago Board Options Exchange, Inc. ("CBOE"), the International Securities Exchange ("ISE"), the Pacific Exchange/ArcaEx ("PCX/ARCAEX"), the National Futures Association ("NFA"), the Securities and Exchange Commission ("SEC"), and the Commodity Futures Trading Commission ("CFTC")), in each case on terms and conditions reasonably satisfactory to the Purchasers (so long as the foregoing are consistent with the Purchaser's current regulatory status), and any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HART-SCOTT-RODINO ACT"), shall have expired or been terminated (collectively, the "GOVERNMENTAL APPROVALS"). The Company's and its Subsidiaries' net capital (as defined and computed in accordance with applicable SEC and NASD regulations) shall meet and be in accordance with any minimum net capital requirements as of the Closing.

        2Q.     MATERIAL ADVERSE EFFECT. Since September 30, 2003, there shall have been no Material Adverse Effect.

        2R.     CLOSING DOCUMENTS. At the Closing, the Company shall have
delivered to the Purchasers all of the following documents:

        (i) a certificate of an officer of the Company, dated the Closing Date, stating that the conditions specified in Paragraphs 2A through 2Q (other than Paragraphs 2D, 2E, 2F, 2H, 2I and 2J), inclusive, have been fully satisfied;

        (ii) certified copies of (a) the resolutions duly adopted by the Company's board of directors authorizing the execution, delivery and performance of this Agreement and each of the other agreements contemplated hereby, the adoption and filing of the Certificate of Incorporation referred to in Paragraph 2B, the amendment and restatement of the Bylaws referred to in Paragraph 2C, the Investment Transaction, the Repurchase Transaction, and the other transactions contemplated hereby and (b) the resolutions duly adopted by the Company's stockholders adopting the amendment and restatement of the Certificate of Incorporation referred to in Paragraph 2B and the amendment and restatement of the Bylaws referred to in Paragraph 2C;

        (iii) certified copies of the Certificate of Incorporation and the Bylaws, each as in effect at the Closing;

        (iv) copies of all Third Party Approvals and Governmental Approvals (including all blue sky law filings related to the issuance of the Preferred Stock, other than any such filings which are not required to be made until after the Closing, and waivers or terminations of all existing preemptive rights and rights of first refusal); and

        (v) good standing certificates of the Company and each of its Subsidiaries from each of their respective jurisdictions of incorporation and each jurisdiction in which the Company or any of its Subsidiaries is qualified to do business as a foreign corporation, in each case dated as of a recent date prior to the Closing Date.

        2S.     PROCEEDINGS. All corporate and other proceedings taken or
required to be taken by the Company or the Sellers at or prior to the Closing in connection with the transactions contemplated hereby shall have been taken and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchasers and their special counsel.

        2T.     WAIVER. Any condition specified in this Section 2 may be
waived if consented to in writing by the Purchasers.

        Section 3. CONDITIONS OF THE OBLIGATIONS OF THE COMPANY AND THE SELLERS AT THE CLOSING. The obligation of the Company and the Sellers to consummate the transactions contemplated hereby at the Closing is subject to the satisfaction as of the Closing of the following conditions:

        3A.     REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties contained in Section 7 hereof shall be true and correct in all material respects at and as of the Closing as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures made by the Purchasers to the Company or the Sellers pursuant to Paragraph 4G below), and the Purchasers shall have performed in all material respects all of the covenants required to be performed by the Purchasers hereunder prior to the Closing.

        3B.     STOCKHOLDERS AGREEMENT. The Purchasers shall have entered into the Stockholders Agreement and the Stockholders Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified.

        3C.     REGISTRATION AGREEMENT. The Purchasers shall have entered into the Registration Agreement and the Registration Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified.

        3D.     INVESTOR RIGHTS AGREEMENT. The Purchasers shall have entered into the Investor Rights Agreement and the Investor Rights Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified.

        3E. LITIGATION. No suit, action or other proceeding shall be pending before any Governmental Entity in which it is sought to restrain or prohibit the transactions contemplated hereby (other than any such suit, action or proceeding brought by any of the Parties against any of the other Parties), and no injunction, judgment, order, decree or ruling with respect thereto shall be in effect.

        3F.     GOVERNMENTAL CONSENTS AND APPROVALS. Subject to Paragraph 1E,
the Parties shall have received or obtained all Governmental Approvals that are required for the consummation of the transactions contemplated hereby, and the waiting period under the Hart-Scott-Rodino Act shall have expired or been terminated.

        3G.     INVESTMENT TRANSACTION. The Purchasers shall have simultaneously purchased the Purchased Shares and delivered the Stock Purchase Price to the Company in the manner set forth in Paragraph 1D above.

        3H.     WAIVER. Any condition specified in this Section 3 may be waived if consented to in writing by the Company and the Sellers' Representative.

        Section 4. PRE-CLOSING COVENANTS AND AGREEMENTS. Each of the Parties agrees as follows with respect to the period between the date of this Agreement and the Closing:

        4A.     GENERAL. Each of the Parties shall use reasonable efforts to take all actions and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the conditions set forth in Sections 2 and 3 above). At the Closing, the applicable Parties shall execute and deliver the Stockholders Agreement, the Registration Agreement, the Investor Rights Agreement and the other agreements and instruments contemplated hereby to be executed and delivered at the Closing.

        4B.     MAINTENANCE OF BUSINESS. The Company and each of its
Subsidiaries shall: (i) maintain its assets in good operating condition and repair (normal wear and tear excepted), (ii) maintain insurance reasonably comparable to that in effect on the date of the Latest Balance Sheet, (iii) maintain its books, accounts and records in accordance with past custom and practice and GAAP as used in the preparation of the Latest Balance Sheet and the financial statements described in Paragraph 5E below, and (iv) maintain in full force and effect the existence of all material Licenses and all material Intellectual Property Rights.

        4C.     THIRD PARTY NOTICES AND CONSENTS. The Company and its
Subsidiaries shall use reasonable efforts to give all required notices to third parties and obtain all required third party consents in connection with the matters contemplated by this Agreement.

        4D.     GOVERNMENTAL NOTICES AND CONSENTS. Each of the Parties shall give any notices to, make any filings with, and use reasonable efforts to obtain, any authorizations, consents and approvals of Governmental Entities in connection with the matters contemplated by this Agreement. Without limiting the generality of the foregoing, each of the Parties shall use reasonable efforts to obtain an early termination of the waiting period under the

Hart-Scott-Rodino Act, and shall make any further filings pursuant thereto that may be necessary, proper or advisable in connection therewith, and the Company shall pay all filing and other fees related to any filings under the Hart-Scott-Rodino Act.

        4E.     OPERATION OF BUSINESS. Each of the Company and its Subsidiaries
shall operate its business only in the usual and ordinary course of business consistent with its Licenses and past practice and use reasonable efforts to preserve the goodwill and organization of its business and the relationships, in all material respects, with its customers, vendors, employees and other Persons having business relations with the Company or any of its Subsidiaries. Without limiting the generality of the foregoing, prior to the Closing, the Company shall not (and shall not permit any of its Subsidiaries to):

        (i) take or omit to take any action that is reasonably within the Company's control that could reasonably be expected to require disclosure under Paragraph 5I below or that could reasonably be expected to otherwise result in a breach of any of the representations, warranties or covenants made by the Company, its Subsidiaries or the Sellers in this Agreement;

        (ii) take any action or omit to take any action that is reasonably within the Company's control which act or omission would reasonably be anticipated to have a material adverse impact on the Company's or any of its Subsidiaries' good relations with any regulatory organization;

        (iii) take any action or omit to take any action that is reasonably within the Company's control which act or omission would reasonably be anticipated to have a Material Adverse Effect;

        (iv) (a) enter into any contract restricting the conduct of its business in a manner inconsistent with past practice and industry standards or any Licenses or enter into any Material Contract outside of the ordinary course of business; (b) make any loans or Investments (other than advances to the Company's employees or money market fund investments in the ordinary course of business consistent with past practice); (c) increase any officer's or employee's compensation, incentive arrangements or other benefits, except for increases or bonuses made to employees (other than executive officers) that are set forth on the EMPLOYEES SCHEDULE attached hereto; (d) redeem, purchase or otherwise acquire directly or indirectly any of its issued and outstanding capital stock, or any outstanding rights or securities exercisable or exchangeable for or convertible into its capital stock, or make any distribution or dividend to any of its stockholders or other Persons; PROVIDED THAT the Company may pay cash dividends to its stockholders so long as such dividends do not cause the Company or any of its Subsidiaries to violate any applicable minimum net capital requirements (as defined and computed in accordance with applicable SEC and NASD regulations) and do not cause the Company's Closing Net Book Value to be less than $2,750,000; (e) amend its certificate of incorporation or bylaws or issue or agree to issue any capital stock or any rights to acquire, or securities convertible into or exchangeable for, any of its capital stock; (f) directly or indirectly engage in any transaction, arrangement or contract with any officer, director, stockholder or other insider or Affiliate of the Company, except in the ordinary course of business and consistent with past custom and practice as described on the AFFILIATED TRANSACTION SCHEDULE attached hereto; (g) execute any guaranty, issue any debt, borrow any money, or otherwise incur or create any Indebtedness or enter into any transaction or agreement that could reasonably be expected to have a material adverse effect on the Company's or any of its Subsidiaries' net capital requirements under its Licenses; (h) buy, sell, assign, transfer or encumber any assets, tangible or intangible (including Intellectual Property Rights), out of the ordinary course of business or not consistent with past practice; (i) delay or postpone the payment of any accounts payable or accelerate the collection of or discount any accounts receivable out of the ordinary course of business consistent with past practice or otherwise change its accounting policies or practices; (j) enter into any transaction, arrangement or contract except on an arm's-length basis in the ordinary course of business consistent with its Licenses and with past custom and practice; or
(k) commit, or enter into any agreement to do, any of the foregoing.

        Notwithstanding the foregoing, nothing in this Paragraph 4E shall prohibit the Company from taking any action or omitting to take any action as required or as expressly contemplated by this Agreement.

        4F.     FULL ACCESS. Each of the Company and its Subsidiaries shall afford, and cause their respective officers, directors, employees, attorneys, accountants and other agents to afford, to the Purchasers and their respective accounting, legal and other representatives, as well as their respective officers, employees, affiliates and other agents, full and complete access at all reasonable times and during normal business hours to the personnel of the Company and any of its Subsidiaries and to business, financial, legal, tax, compensation and other data and information concerning the affairs and operations of the Company and any of its Subsidiaries (including information regarding, and access to representatives and officials of, any Governmental Entities which have granted or issued Licenses or authorizations to the Company and/or its Subsidiaries); PROVIDED, HOWEVER, that this Paragraph 4F shall in no event require the Company and its Subsidiaries to disclose to the Purchasers or their respective representatives, officers, employees, affiliates or agents certain information regarding the Company's source codes or other material and proprietary trade secrets included in the Company's Intellectual Property Rights deemed sufficiently confidential and proprietary by the Company's executive officers in their good faith judgment to reasonably warrant exclusion from the terms of this Paragraph 4F. Without limiting the generality of the foregoing, the Company shall deliver to the Purchasers copies of the Company's interim monthly and year-to-date consolidated financial statements as soon as reasonably practicable (and in any event within 21 days) following the end of each monthly accounting period during the period between the date of this Agreement and the Closing.

        4G.     NOTICE OF MATERIAL DEVELOPMENTS. Each Party shall give prompt written notice to the other Parties of (i) any variances in any of its representations or warranties contained in Sections 5, 6 or 7 below, as the case may be, (ii) any breach of any covenant hereunder by such Party and (iii) any other material development affecting the ability of such Party to consummate the transactions contemplated by this Agreement. The Company shall be permitted to amend or supplement the Schedules referred to in Section 5 hereof at any time after the date hereof and prior to the Closing Date to reflect new or changed facts, events or circumstances that did not exist on, or that changed after, the date hereof and that would have been required to be disclosed on one or more Schedules referred to in Section 5 hereof if such information was in existence on the date hereof (with it being understood, however, that the disclosure in such amendments or supplements, if any, shall not modify the representations and warranties set forth herein for purposes of determining whether the condition set forth in Paragraph 2A has been satisfied). Such amendments and supplements, if any, as well as any disclosures by a Seller pursuant to the first sentence of this Paragraph 4G with respect to the representations and warranties in Paragraph 6G, shall have the effect of modifying the representations and warranties made by the Company herein or such Seller from and after the Closing for purposes of the provisions of Paragraph 8B below.

        4H.     EXCLUSIVITY. None of the Company, its Subsidiaries, the Sellers,
or any of their respective Affiliates, representatives, officers, employees, directors or agents shall, directly or indirectly, (i) submit, solicit, initiate, encourage or discuss any proposal or offer from any Person (other than the Purchasers in connection with the transactions contemplated hereby) or enter into any agreement or accept any offer relating to or consummate any (a) reorganization, liquidation, dissolution or recapitalization of the Company or its Subsidiaries, (b) merger or consolidation involving the Company or its Subsidiaries, (c) purchase or sale of any assets or capital stock (or any rights to acquire, or securities convertible into or exchangeable for, any such capital stock) of the Company or its Subsidiaries, or (d) similar transaction or business combination involving the Company or its Subsidiaries or their respective businesses or assets (each of the foregoing transactions described in clauses (a) through (d), a "COMPANY TRANSACTION") or (ii) furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any Person (other than the Purchasers) to do or seek to do any of the foregoing. The Company, its Affiliates and the Sellers agree to notify the Purchasers immediately if any Person makes any proposal, offer, inquiry or contact with respect to a Company Transaction. None of the Sellers shall vote, in their capacity as stockholders of the Company, in favor of such Company Transaction.

        4I.     TAX MATTERS. Without the prior written consent of the
Purchasers, none of the Sellers, the Company nor any of its Subsidiaries shall make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Company or any of its Subsidiaries, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or its Subsidiaries, or take any other similar action, or omit to take any action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission would have the effect of increasing the present or future Tax liability or decreasing any present or future Tax asset of the Company or any of its Subsidiaries or the Purchasers.

        4J.     ACTIONS WITH RESPECT TO REPURCHASED SHARES. The Sellers shall not sell, redeem, convert, assign, exchange, transfer, pledge or otherwise dispose of or encumber any interest in the Repurchased Shares (or any other shares of Common Stock or Existing Preferred Stock) or Repurchased Options, except as expressly contemplated by this Agreement.

        4K.     ADDITIONAL SELLERS; JOINDERS. Promptly following the date
hereof, the Company shall deliver to the Company's stockholders and option holders (other than the Sellers party hereto as of the date hereof) an information statement with respect to this Agreement and the transactions contemplated hereby and shall permit and invite such stockholders and option holders to participate in the Repurchase Transaction to the full extent of their Pro Rata Share of the Repurchased Shares and the Repurchased Options. For purposes hereof, "PRO RATA SHARE" means 38.671% of each such stockholder's shares of Common Stock as of the date hereof (including shares of Common Stock issuable upon the conversion of such holder's Existing Preferred) and 38.671% of the number of shares of Common Stock issuable as of the date hereof upon the exercise of such option holder's vested options as of the date hereof. If and to the extent that any such other stockholders or option holders do not elect to participate in the Repurchase Transaction to the full extent permitted hereby, then the other Sellers who are not employees of the Company (but excluding, for this purpose, the Executives) shall have the right to sell additional Repurchased Shares to the extent of such shortfall (and, in the case of any over-subscription in connection therewith, such additional shares and/or options shall be allocated pro rata among the electing Sellers based on their desired participation amounts, or as otherwise determined by the Company in its discretion, but with it being understood that (i) the Executives may not sell more than 110% of the number of Repurchased Shares set forth opposite their names on the SCHEDULE OF SELLERS attached hereto without the written consent of the Company AND the Purchasers and (ii) each other Seller with over-subscription rights may not sell more than a total of 50% of such Seller's shares of Common Stock (including shares of Common Stock issuable upon the conversion of such holder's Existing Preferred) unless otherwise consented to by either the Company OR the Purchasers). Any such stockholder or option holder that elects to participate in whole or in part in the Repurchase Transaction hereunder shall become, as a condition thereto, a party to this Agreement and the Stockholders Agreement and shall execute and deliver to the Company and the Purchasers a joinder agreement in connection therewith in form and substance reasonably satisfactory to the Company and the Purchasers. In connection therewith, the SCHEDULE OF SELLERS attached hereto shall be amended to reflect each such stockholder's and option holder's participation in the Repurchase Transaction (but with it being understood that (x) no amendments shall be made that decrease the number of Repurchased Shares being sold by any of the Sellers party hereto as of the date hereof without the Purchaser's prior written consent and (y) no amendments shall be made that increase the number of Repurchased Shares being sold by any Seller party hereto as of the date hereof without such Seller's prior written consent), and each such stockholder and option holder shall succeed to all of the rights and obligations of a "Seller" hereunder and an "Other Stockholder" and a "holder of Stockholder Shares" under the Stockholders Agreement. Notwithstanding anything to the contrary in this Agreement (including Paragraph 1B and Paragraph 1C above), if and to the extent that the Sellers party to this Agreement as of the Closing are not selling in the Repurchase Transaction an aggregate of 2,554,977 Repurchased Shares (including, for this purpose, shares of Common Stock issuable upon exercise of Repurchased Options that are being repurchased and cancelled pursuant to the Repurchase Transaction), then, rather than purchasing 2,554,977 shares of Preferred Stock at the Closing at a price per share of $36.4324, the Purchasers shall purchase (and the Company shall sell) a number of shares of Preferred Stock (at a price per share of $36.4324) at the Closing equal to the aggregate number of Repurchased Shares and Repurchased Options being sold pursuant to the Repurchase Transaction (which Repurchased Shares shall be sold at a price per share equal to $36.4324 and which Repurchased Options shall be sold at a price per share of Common Stock issuable upon exercise of such Repurchased Options equal to

$36.4324 less the aggregate exercise price associated with such Repurchased Options), and all references in this Agreement to the number of shares of Preferred Stock being purchased in the Investment Transaction and the number of Repurchased Shares and/or Repurchased Options being repurchased in the Repurchase Transaction, and all other references in this Agreement that are calculated based upon such numbers (including the Stock Purchase Price and the Repurchase Price), shall be automatically changed MUTATIS MUTANDIS to reflect the aggregate number of Repurchased Shares and Repurchased Options being sold in the Repurchase Transaction as of the Closing.

        4L.     EXISTING PREFERRED. The Parties acknowledge that, pursuant to the terms of the Existing Preferred, the consent of the holders of 66% of the Existing Preferred is required to convert such Existing Preferred into Common Stock, and the Parties desire that all of such Existing Preferred shall be converted into Common Stock as of the Closing. The Company shall attempt to obtain the consent of the holders thereof to effect such conversion on or prior to the Closing Date, and each Seller that holds Existing Preferred shall consent to such conversion and, to the extent necessary to deliver such Seller's Repurchased Shares at the Closing, shall convert shares of Existing Preferred held by such Seller into shares of Common Stock pursuant to the express terms thereof immediately prior to the Closing. Notwithstanding the foregoing, if such requisite consent is not obtained at or prior to the Closing, the Parties acknowledge that certain shares of Existing Preferred shall remain outstanding as of the Closing. In that case, the Parties agree to cooperate and to take all actions and do all things necessary, proper or advisable in order to modify the Certificate of Incorporation attached as EXHIBIT A hereto so as to reference and/or include therein such remaining shares of Existing Preferred and to provide that (i) if the consent of the holders of a majority of the Existing Preferred outstanding as of immediately prior to the Closing is obtained in connection therewith (and with it being understood that the Company shall attempt to obtain such consent), the Preferred Stock described herein shall rank senior to any remaining Existing Preferred (assuming that all of the Existing Preferred is not converted to Common Stock as of the Closing) with respect to distributions upon liquidation and redemptions and otherwise, and (ii) if the consent of the holders of a majority of the Existing Preferred outstanding as of immediately prior to the Closing is not obtained as provided in clause (i) above, the Preferred Stock described herein shall rank junior to any remaining Existing Preferred (assuming that all of the Existing Preferred is not converted to Common Stock as of the Closing) with respect to distributions upon liquidation. Thereafter, (x) all references herein to the Certificate of Incorporation shall be deemed to be references to the Certificate of Incorporation as so modified, (y) the designation of the Preferred Stock referred to herein and in the Certificate of Incorporation shall be changed to "Series B Convertible Preferred Stock," and all references herein and in the other agreements contemplated hereby to the "Preferred Stock" or the "Series A Preferred" shall be deemed to be references to such Series B Convertible Preferred Stock, and (z) the representations and warranties in Paragraph 5B shall be amended as appropriate to include all necessary references to the Existing Preferred that remains outstanding as of the Closing.

        4M.     CHARTER AMENDMENT. Each Seller shall vote all of the shares of
Common Stock and Existing Preferred held by such Seller in favor of the amendment and restatement of the Certificate of Incorporation referred to Paragraph 2B (as the same may be modified pursuant to the provisions of Paragraph 4L) and as provided in clause (i) of Paragraph 4L above.

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        Section 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. As a material inducement to the Purchasers to enter into this Agreement and purchase the Purchased Shares hereunder, the Company hereby represents and warrants to the Purchasers as follows:

        5A.     ORGANIZATION, CORPORATE POWER AND LICENSES. The Company is a
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. The Company possesses all requisite corporate power and authority and all Licenses and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's charter documents and bylaws which have been made available to the Purchasers' special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete. The attached OFFICERS AND DIRECTORS SCHEDULE lists all of the current officers and directors of the Company.

        5B.     CAPITAL STOCK AND RELATED MATTERS.

        (i) As of the date hereof, the authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, of which 5,426,776 shares are issued and outstanding and are held by the Sellers as set forth on the attached CAPITALIZATION SCHEDULE, and 10,000,000 shares of preferred stock, of which 1,839,938 shares (the "EXISTING PREFERRED") are issued and outstanding and are held by the Sellers as set forth on the attached CAPITALIZATION SCHEDULE (the "EXISTING PREFERRED HOLDERS"). As of the Closing and immediately thereafter, the authorized capital stock of the Company shall consist of (a) 10,000,000 shares of preferred stock, of which 2,554,977 shares shall be designated as Series A Convertible Preferred Stock and (b) 25,000,000 shares of Common Stock. Except as set forth in the immediately preceding sentence and except as set forth in the CAPITALIZATION SCHEDULE, the Company does not have and as of the Closing Date will not have authorized or outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor any rights (whether contract rights or otherwise) or options to subscribe for or to purchase or otherwise acquire its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, other than as expressly set forth on the CAPITALIZATION SCHEDULE and, as of the Closing, pursuant to the Certificate of Incorporation and the Stockholders Agreement. As of the date hereof and as of the Closing and immediately thereafter, all of the outstanding shares of the Company's capital stock are or shall be validly issued, fully paid and nonassessable. The attached CAPITALIZATION SCHEDULE accurately sets forth the following information with respect to all outstanding options and rights to acquire the Company's capital stock: the holder, the number of shares covered, the exercise price and the expiration date. Except as set forth on the CAPITALIZATION SCHEDULE, none of the Company's outstanding stock options provide for accelerated vesting upon the consummation of an initial public offering or a sale or change of control of the Company.

        (ii) Except as set forth on the CAPITALIZATION SCHEDULE, there are no statutory or contractual stockholder preemptive rights or rights of first refusal or other similar restrictions with respect to the issuance of the Preferred Stock hereunder or the issuance of any Common Stock upon the conversion of the Preferred Stock. To its Knowledge, the Company has not violated any applicable federal or state securities Laws in connection with the offer, sale or issuance of any of its capital stock and, assuming in part the accuracy of the Purchasers' representations and warranties set forth in Paragraph 7 below, the issuance of the Preferred Stock hereunder and the issuance of Common Stock upon the conversion of the Preferred Stock does not require registration under the Securities Act or any applicable state securities Laws. Except as set forth on the CAPITALIZATION SCHEDULE, and except for the Stockholders Agreement and the Investor Rights Agreement to be executed and delivered at the Closing, to the Company's Knowledge there are no agreements or understandings between the Company's stockholders or among any other Person with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's governance.

        5C.     SUBSIDIARIES; INVESTMENTS. The attached INVESTMENTS AND
SUBSIDIARIES SCHEDULE correctly sets forth the name of each Subsidiary of the Company, the jurisdiction of its incorporation and the Persons owning the outstanding capital stock of such Subsidiary. Each Subsidiary of the Company and any Subsidiary thereof is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, possesses all requisite corporate power and authority and all material Licenses and authorizations necessary to own its properties and to carry on its businesses as now being conducted and is qualified in every jurisdiction in which the failure to so qualify would have a Material Adverse Effect. All of the outstanding shares of capital stock of each Subsidiary are validly issued, full paid and nonassessable, and all such shares are owned by the Company or another Subsidiary free and clear of any Encumbrance and not subject to any option or right to purchase any such shares. Except as set forth on the INVESTMENTS AND SUBSIDIARIES SCHEDULE, neither the Company nor any Subsidiary of the Company or any Subsidiary thereof has any obligation to make any additional Investments in any Person.

        5D.     AUTHORIZATION; NO BREACH. . The execution, delivery and
performance of this Agreement, the Registration Agreement, the Stockholders Agreement, the Investor Rights Agreement and all of the other agreements and instruments contemplated hereby to which the Company is a party, the offering, sale and issuance of the Preferred Stock, the repurchase of the Repurchased Shares pursuant hereto, the issuance of Common Stock upon the conversion of the Preferred Stock, the amendment and restatement of the Certificate of Incorporation and the amendment and restatement of the Bylaws have been duly authorized by the Company. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, and the Certificate of Incorporation, when filed under the laws of the State of Delaware in accordance with the terms hereof, and all other agreements and instruments contemplated hereby to which the Company is a party, when executed and delivered by the Company in accordance with the terms hereof, shall each constitute a valid and binding obligation of the Company, enforceable in accordance with their respective terms (subject to general principles of equity which may limit the enforceability of restrictions on competition and/or solicitation such as non-compete and non-solicitation agreements). Except as set forth on the attached RESTRICTIONS SCHEDULE, the execution and delivery by the Company of this Agreement, the Registration Agreement, the Stockholders Agreement, the Investor Rights Agreement and all other agreements and instruments contemplated hereby to which the Company is a party, the issuance of the Preferred Stock, the repurchase of the Repurchased Shares pursuant hereto, the issuance of Common Stock upon the conversion of the Preferred Stock, the amendment and restatement of the Certificate of Incorporation, the amendment and restatement of the Bylaws and the fulfillment of and compliance with the respective terms hereof and thereof by the Company do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under (whether with or without the passage of time, the giving of notice or both), (iii) result in the creation of any Lien or Encumbrance upon the Company's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any third party or any Governmental Entity pursuant to, the Company's certificate of incorporation or bylaws, or any Law to which the Company or any of its Subsidiaries is subject, or any Material Contract, in any material respect, or any order, judgment or decree to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Affiliates or the Sellers is a party to or bound by any written or oral agreement or understanding with respect to a Company Transaction other than this Agreement, and all of them have terminated all discussions with third parties (other than the Purchasers) regarding Company Transactions.

        5E.     FINANCIAL STATEMENTS. Attached hereto as the FINANCIAL
STATEMENTS SCHEDULE are the following financial statements:

        (i) the audited consolidated balance sheet of the Company as of December 31, 2002, December 31, 2001 and December 31, 2000 and the related statements of income and cash flows (or the equivalent) for the fiscal years then ended;

        (ii) the audited consolidated balance sheet of the Company as of September 30, 2003 (the "LATEST AUDITED BALANCE SHEET") and the related statement of income and cash flows (or the equivalent) for the nine-month period then ended; and

        (iii) the unaudited consolidated balance sheet of the Company as of November 30, 2003 (the "LATEST BALANCE SHEET"), and the related statements of income and cash flows (or the equivalent) for the eleven-month period then ended.

Each of the foregoing financial statements (including in all cases the notes thereto, if any) is accurate and complete, is consistent with the books and records of the Company (which, in turn, are accurate and complete), fairly presents the financial condition and operating results of the Company and its Subsidiaries and has been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, subject in the case of the unaudited financial statements to the absence of footnote disclosures and changes resulting from normal year-end adjustments for recurring accruals (none of which would, alone or in the aggregate, have a Material Adverse Effect).

        5F.     ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on the attached LIABILITIES SCHEDULE, neither the Company nor any of its Subsidiaries has any obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the date hereof, or any action or inaction at or prior to the date hereof, or any state of facts existing at or prior to the date hereof, other than: (i) liabilities set forth on the liabilities side of the Latest Balance Sheet (including any notes thereto), (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from noncompliance with any applicable Laws, breach of any contract, breach of warranty, tort, infringement, claim or lawsuit), (iii) other liabilities and obligations expressly disclosed in the Schedules referred to in this Section 5, and (iv) any other liabilities or obligations which alone or in the aggregate would not have a Material Adverse Effect.

        5G.     ACCOUNTS RECEIVABLE. Except as set forth on the attached
ACCOUNTS RECEIVABLE SCHEDULE, all accounts and notes receivable reflected on the Latest Balance Sheet and all accounts receivable to be reflected on the Closing Balance Sheet (net of allowances for doubtful accounts as reflected thereon and as determined in accordance with GAAP) are or shall be valid and bona fide receivables arising in the ordinary course of business. No Person has any Lien on such receivables or any part thereof, and, except as described on the attached ACCOUNTS RECEIVABLE SCHEDULE, no agreement for deduction, free goods or services, discount or other deferred price or quantity adjustment has been made with respect to any such receivables.

        5H.     NO MATERIAL ADVERSE EFFECT. Since December 31, 2002, there has occurred no fact, event or circumstance which has had or would reasonably be expected to have a Material Adverse Effect. Since December 31, 2002, the Company and each of its Subsidiaries has conducted its business only in the ordinary course of business consistent with its Licenses and, to the extent reasonably appropriate, consistent in all material respects with past practice, it being understood that the Company has a relatively short operating history and its operations and practices evolve as needed to accommodate the development and growth of the business.

        5I.     ABSENCE OF CERTAIN DEVELOPMENTS. Except as expressly
contemplated by this Agreement or as set forth on the attached DEVELOPMENTS SCHEDULE, since September 30, 2003, neither the Company nor any of its Subsidiaries has:

        (i) issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities or rights convertible, exchangeable or exercisable into any capital stock or other equity securities;

        (ii) borrowed any amount or incurred or become subject to any material liabilities, except current liabilities incurred in the ordinary course of business consistent with past practice;

        (iii) discharged or satisfied any material Lien (other than Permitted Encumbrances) or paid any material obligation or liability, other than current liabilities paid in the ordinary course of business;

        (iv) declared, set aside or made any payment or distribution of cash or other property to any of the Company's stockholders with respect to such stockholder's capital stock or otherwise, or purchased, redeemed or otherwise acquired any shares of its capital stock or other equity securities (including any warrants, options or other rights to acquire its capital stock or other equity securities);

        (v) mortgaged or pledged any of its properties or assets or subjected them to any Lien, except for Permitted Encumbrances;

        (vi) sold, assigned, leased, licensed or otherwise transferred any of its tangible assets, except in the ordinary course of business consistent with past practice and for fair value;

        (vii) canceled, compromised, waived, or released any material right or claim (other than in the ordinary course of business and consistent with past practice);

        (viii) sold, assigned, transferred, leased, licensed (other than licenses to its customers in the ordinary course of business in accordance with the Company's standard terms and conditions) or otherwise encumbered any Intellectual Property Rights, disclosed any proprietary confidential information to any Person (other than to the Purchasers and other than in the ordinary course of business consistent with past practice in circumstances in which it has imposed reasonable confidentiality restrictions), or abandoned or permitted to lapse any material Intellectual Property Rights;

        (ix) made or granted any bonus or any wage or salary increase to any employee or group of employees (except (a) to non-management employees in the ordinary course of business consistent with past practice or (b) as required by pre-existing contracts described on the attached CONTRACTS SCHEDULE), or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement;

        (x) suffered any extraordinary losses in excess of $100,000 in the aggregate;

        (xi) made capital expenditures or commitments therefor that aggregate in excess of $250,000;

        (xii) delayed or postponed the payment of any accounts payable or commissions or any other liability or obligation or agreed or negotiated with any party to extend the payment date of any accounts payable or commissions or any other liability or obligation or accelerated the collection of (or discounted) any accounts or notes receivable, other than in the ordinary course of business consistent with past practice;

        (xiii) made any loans or advances to (other than advances to the Company's employees or money market fund investments in the ordinary course of business consistent with past practice), guarantees for the benefit of, or any Investments in, any Person (including incorporation of any Subsidiary);

        (xiv) made any charitable contributions or pledges exceeding in the aggregate $100,000 or made any political contributions;

        (xv) suffered any damage, destruction or casualty loss exceeding in the aggregate $100,000, whether or not covered by insurance;

        (xvi) made any change in any method of accounting or accounting policies that is material or that is other than in the usual, regular and ordinary course of business consistent with past practice and its Licenses or reversed any accruals (whether or not in the ordinary course of business or consistent with past practice);

        (xvii) amended its certificate of incorporation, bylaws or other organizational documents;

        (xviii) entered into any agreement or arrangement prohibiting or restricting it from freely engaging in any business or otherwise restricting the conduct of its business;

        (xix) entered into any Material Contract other than in the ordinary course of business consistent with past practice and its Licenses, entered into any other material transaction, whether or not in the ordinary course of business or consistent with past practice, or materially changed any business practice; or

        (xx) agreed, whether orally or in writing, to do any of the foregoing.

        5J.     ASSETS.

        (i) Except as set forth on the attached ASSETS SCHEDULE, the Company and each of its Subsidiaries, as the case may be, has good and valid title to, a valid leasehold interest in, or a valid license to use, the properties and assets, whether tangible or intangible, used by it, located on its premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet and except for Liens disclosed on the Latest Balance Sheet (including any notes thereto) and Permitted Encumbrances.

        (ii) Except as set forth on the attached ASSETS SCHEDULE, all of the Company's and its Subsidiaries' buildings, equipment, fixtures, improvements and other tangible assets (whether owned or leased) are in good condition and repair (ordinary wear and tear excepted) and are fit for use in the ordinary course of the Company's or its Subsidiaries' business as presently conducted. All such assets have been installed and maintained in all material respects in accordance with all applicable laws, regulations and ordinances.

        (iii) Except as set forth on the attached ASSETS SCHEDULE, each of the Company and its Subsidiaries owns, has a valid leasehold interest in, or has a valid license to use, all of the material assets, properties and rights, whether tangible or intangible, necessary for the conduct of its business as presently conducted.

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        5K.     TAX MATTERS.

        (i)     Except as set forth on the attached TAXES SCHEDULE:

                (a) each of the Company and its Subsidiaries has filed all Tax Returns which it is required to file under applicable laws and regulations, and all such Tax Returns are complete and correct and have been prepared in compliance with all applicable laws and regulations;

                (b) each of the Company and its Subsidiaries has paid all Taxes due and owing by it (whether or not such Taxes are shown or required to be shown on a Tax Return) and has withheld and paid over to the appropriate taxing authority all Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party;

                (c) neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to any Taxes or agreed to any extension of time for filing any Tax Return which has not been filed; and neither the Company nor any of its Subsidiaries has consented to extend to a date later than the date hereof the period in which any Tax may be assessed or collected by any taxing authority;

                (d) the accrual for Taxes on the Latest Balance Sheet would be adequate to pay all material Tax liabilities of the Company and its Subsidiaries if its current tax year were treated as ending on the date of the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income);

                (e) since December 31, 2002, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes other than in the ordinary course of business;

                (f) the assessment of any additional Taxes for periods for which Tax Returns have been filed by the Company and its Subsidiaries shall not exceed the recorded liability therefor on the Latest Balance Sheet or the Closing Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income);

                (g) no foreign, federal, state or local tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to the Company or any of its Subsidiaries;

                (h) neither the Company nor any of its Subsidiaries has received from any foreign, federal, state or local taxing authority (including jurisdictions where the Company or any of its Subsidiaries has filed Tax Returns) any (i) written notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters or (iii) notice of deficiency or proposed adjustment for any amount of Tax;

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                (i)     no claim has ever been made by a taxing authority in a
    jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to Taxes assessed by such jurisdiction;

                (j) neither the Company nor any of its Subsidiaries has been a member of an Affiliated Group (other than a group the common parent of which is the Company) or filed or been included in a combined, consolidated or unitary income Tax Return (other than a Tax Return with respect to such a group);

                (k) neither the Company nor any of its Subsidiaries is a party to or bound by any Tax allocation or Tax sharing agreement;

                (l) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company or any of its Subsidiaries; and

                (m) neither the Company nor any of its Subsidiaries shall be required to (i) as a result of a change in method of accounting for a taxable period ending on or prior to the Closing Date, include any adjustment in taxable income for any taxable period (or portion thereof) ending after the Closing Date or (ii) as a result of any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law) executed on or before the Closing Date, include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date.

        (ii) Neither the Company nor any of its Subsidiaries: (a) has made an election or (b) is liable for the Taxes of another Person (1) under Treas. Reg.
Section 1.1502-6 (or comparable provisions of state, local or foreign law), (2) as a transferee or successor or (3) by contract or indemnity or otherwise.

        5L.     CONTRACTS AND COMMITMENTS.

        (i) Except as expressly contemplated by this Agreement or as set forth on the attached CONTRACTS SCHEDULE, the attached INTELLECTUAL PROPERTY SCHEDULE, the attached EMPLOYEES SCHEDULE or the attached EMPLOYEE BENEFITS SCHEDULE, neither the Company nor any of its Subsidiaries is a party to or bound by any written or oral:

                (a) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan, arrangement or practice, whether formal or informal;

                (b) collective bargaining agreement or any other contract with any labor union, or any severance agreements, programs, policies or arrangements;

                (c) management agreement, any contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis or any contract providing for the payment of any cash or other compensation or benefits upon the consummation of the transactions contemplated hereby or any contract relating to loans to any officers, directors or Affiliates;

                (d) material contract or agreement requiring the consent of any party thereto upon a change in control of the Company, containing any provision which would result in a modification of any rights or obligations of any party thereunder upon a change in control of the Company or which would provide any party any remedy (including rescission or liquidated damages) in the event of a change in control of the Company;

                (e) contract under which it has advanced or loaned monies to any other Person or otherwise agreed to advance, loan or invest any funds (other than advances to the Company's employees in the ordinary course of business consistent with past practice);

                (f) clearing agreements or agreements related to order flow for broker-dealer transactions;

                (g) agreement or indenture relating to borrowed money or other Indebtedness of the Company or any of its Subsidiaries or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Company or any of its Subsidiaries or any letter of credit arrangements;

                (h) guaranty of any obligation for borrowed money or otherwise (other than endorsements made for collection in the ordinary course of business);

                (i) lease or agreement under which the Company is lessee of or holds or operates any property, real or personal, owned by any other Person, except for any lease of personal property under which the aggregate annual rental payments do not exceed $250,000;

                (j) lease or agreement under which the Company is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company;

                (k) nondisclosure, noncompete or confidentiality agreements or agreements regarding ownership and rights with regard to work produced by employees;

                (l) contract or group of related contracts with the same party or group of affiliated parties for the purchase of supplies, products, equipment or other personal property or for the receipt of services under which the undelivered balance of such products and services has a selling price in excess of $250,000, excluding ordinary course trading obligations with customers and clearing firms;

                (m) contract or group of related contracts with the same party or group of affiliated parties for the sale of supplies, products, equipment or other personal property or for the furnishing of services under which the undelivered balance of such products or services due from the Company or any of its Subsidiaries has a selling price in excess of $250,000, excluding ordinary course trading obligations with customers and clearing firms;

                (n) other contract or group of related contracts with the same party or group of affiliated parties continuing over a period of more than six (6) months from the date or dates thereof and not terminable by the Company or any of its Subsidiaries upon 30 days' or less notice without penalty or involving unfulfilled obligations of more than $250,000;

                (o) contract or group of related contracts requiring the payment of any fee, penalty or other amount by the Company or any of its Subsidiaries in the event of any failure to perform or late performance of such contract or contracts by the Company or any of its Subsidiaries;

                (p) contract relating to the marketing, sale, advertising or promotion of its services continuing over a period of more than six (6) months from the date thereof or involving annual consideration in excess of $250,000;

                (q) agreements relating to the ownership of or investments in any business or enterprise, including investments in joint ventures and minority equity investments;

                (r) warranty agreement with respect to its services or its products sold, leased or licensed which contains terms and conditions that differ in any material respect from the Company's or any of its Subsidiaries' standard warranty terms and conditions (a copy of which standard terms and conditions is attached to the CONTRACTS SCHEDULE);

                (s) assignment, license, royalty, indemnification or other agreement with respect to any Intellectual Property Rights involving annual consideration in excess of $250,000 (except any licenses granted to the Company or any of its Subsidiaries only for the Company's or such Subsidiaries' own use, of unmodified, mass market software, pursuant to the licensor's ordinary license terms);

                (t) agreement under which it has granted any Person any registration rights (including demand or piggyback registration rights);

                (u) material broker, agent, sales representative, sales or distribution agreement;

                (v) power of attorney or other similar agreement or grant of agency;

                (w) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world;

                (x) material contract, agreement, commitment or undertaking with any Governmental Entity, other than in the ordinary course of business as are usual and customary with respect to the Company's business; or

                (y) other agreement which is material to its operations or business prospects or involves an annual consideration in excess of $250,000, whether or not in the ordinary course of business.

        (ii) All of the contracts, agreements and instruments set forth or required to be set forth on the attached CONTRACTS SCHEDULE (each, a "MATERIAL CONTRACT") are valid, binding and (subject to general principles of equity which may limit the enforceability of restrictions on competition and/or solicitation such as non-compete and non-solicitation agreements) enforceable in accordance with their respective terms. Each of the Company and its Subsidiaries has performed all obligations required to be performed by it in all material respects and is not in default under or in breach of, in each such case, in any material respect, nor in receipt of any written claim of such default or breach under any Material Contract; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance, in each such case, in any material respect, by the Company or any of its Subsidiaries under any Material Contract; and neither the Company nor any of its Subsidiaries has any present expectation or intention of not fully performing on a timely basis all such obligations required to be performed by the Company or any of its Subsidiaries under any Material Contract; and neither the Company nor any of its Subsidiaries has any Knowledge of any breach or cancellation or anticipated cancellation, in each case, in any material respect, by the other parties to any Material Contract. Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or commitment the performance of which could reasonably be expected to have a Material Adverse Effect.

        (iii) The Purchasers' special counsel has been supplied with a true and correct copy of each of the written instruments, plans, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements which are referred to on the attached CONTRACTS SCHEDULE, together with all amendments, waivers or other changes thereto.

        5M.     INTELLECTUAL PROPERTY RIGHTS.

        (i) The attached INTELLECTUAL PROPERTY SCHEDULE contains a complete and accurate list of all (a) patented or registered Intellectual Property Rights owned or used by the Company or any of its Subsidiaries, (b) pending patent applications and applications for other registrations of Intellectual Property Rights filed by or on behalf of the Company or any of its Subsidiaries, (c) unregistered trademarks, service marks, trade names, logos, corporate names and brand names in each case used by the Company or any of its Subsidiaries to identify the Company or such Subsidiaries, as applicable, or their respective products and services, specifying the products or services with respect to which such marks or names are used, and (d) Internet domain names used by the Company or any of its Subsidiaries. The attached INTELLECTUAL PROPERTY SCHEDULE also contains a complete and accurate list of all licenses and other rights granted by the Company or any of its Subsidiaries to any third party with respect to any Intellectual Property Rights (excluding the rights of customers in the ordinary course of business) , and all licenses and other rights granted by any third party to the Company or any of its Subsidiaries with respect to any material Intellectual Property Rights (except any licenses granted to the Company or any of its Subsidiaries of unmodified, mass market software, pursuant to the licensor's ordinary license terms, having an aggregate value for all related licenses thereof of less than $100,000), in each case identifying the subject Intellectual Property Rights. The Company and its Subsidiaries own and possess all right, title and interest to, or have the right to use pursuant to a valid and enforceable license, all Intellectual Property Rights necessary for the operation of their businesses as presently conducted, free and clear of all Liens. To the Knowledge of the Company, it is not and will not be necessary to utilize any Intellectual Property Rights relating to the Trading Platform that are owned by any of the Company's or its Subsidiaries' employees and that were developed, invented or made prior to their employment by the Company or any of its Subsidiaries except for any such Intellectual Property Rights that have previously been assigned to the Company or any of its Subsidiaries. Except as set forth on the attached INTELLECTUAL PROPERTY SCHEDULE, the loss or expiration of any Intellectual Property Right or related group of Intellectual Property Rights owned or used by the Company or any of its Subsidiaries has not had a Material Adverse Effect, and no loss or expiration of any material Intellectual Property Right is to the Company's Knowledge threatened in writing or pending. The Company has taken commercially reasonable steps to maintain and protect the Intellectual Property Rights which it or any of its Subsidiaries owns and uses.

        (ii) Except as set forth on the attached INTELLECTUAL PROPERTY SCHEDULE, (a) there have been no claims made in writing against the Company or any of its Subsidiaries asserting the invalidity, misuse or unenforceability of any of the Intellectual Property Rights owned or used by the Company or any of its Subsidiaries and, to the Company's Knowledge, there is no basis for any such claim with respect to Intellectual Property Rights owned by the Company and relating to the Trading Platform, (b) neither the Company nor any of its Subsidiaries have received any written notices of any infringement or misappropriation by, or conflict with, any third party with respect to any Intellectual Property Rights (including any written demand or request that the Company or any of its Subsidiaries license any rights from a third party), (c) to the Company's Knowledge, the conduct of the Company's and its Subsidiaries' businesses has not infringed or misappropriated and does not infringe or misappropriate with any Intellectual Property Rights of other Persons, (d) the development and operation of the Trading Platform has not infringed or misappropriated and does not infringe or misappropriate any Intellectual Property Rights of other Persons, and (e) to the Company's Knowledge, the material Intellectual Property Rights owned by the Company or any of its Subsidiaries have not been infringed or misappropriated by other Persons. The transactions contemplated by this Agreement will not have a material adverse effect on the Company's (or its Subsidiaries') right, title or interest in and to their Intellectual Property Rights and all of such Intellectual Property Rights shall be owned or available for use by the Company or any of its Subsidiaries on identical terms and conditions immediately after the Closing.

        (iii) All Persons who have participated in the creation or development of any of the Intellectual Property Rights relating to the Trading Platform have executed and delivered to the Company a valid and enforceable agreement (a) providing for the non-disclosure by such Person of any confidential information of the Company and its Subsidiaries, and (b) providing

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for the assignment by such Person to the Company of any such Intellectual
Property Rights arising out of such Person's employment by or contract with the Company or any of its Subsidiaries.

        5N.     LITIGATION, ETC. Except as set forth on the attached LITIGATION
SCHEDULE, there are no (and since the Company's date of incorporation there have not been any) actions, suits, proceedings (including any administrative, self regulatory organization or arbitration proceedings), orders, investigations or claims (other than (i) actions, suits, proceedings, orders, investigations or claims affecting generally the industry in which the Company conducts business to which the Company is not a specified party; and (ii) customer complaints which are in the ordinary course of business and which, individually and in the aggregate, have not had and will not have a Material Adverse Effect) pending or, to the Company's Knowledge, threatened in writing against or affecting the Company or its Subsidiaries (or to the Company's Knowledge, pending or threatened in writing against or affecting any of the officers, directors or employees of the Company or its Subsidiaries with respect to their respective business activities), or pending or threatened in writing by the Company or its Subsidiaries against any Person, at law or in equity, or before or by any Governmental Entity (including any actions, suits, proceedings or investigations with respect to the transactions contemplated by this Agreement); neither the Company nor its any of its Subsidiaries is subject to any arbitration proceedings under collective bargaining agreements or any other material arbitration proceedings or any material governmental investigations or inquiries (other than in the ordinary course of business). The foregoing includes, without limitation, to the Company's Knowledge, actions pending or threatened in writing involving the prior employment of any of the employees of the Company or its Subsidiaries, their use in connection with the Company's or its Subsidiaries business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers. The Company and its Subsidiaries are insured with respect to each of the matters set forth on the attached LITIGATION SCHEDULE to the extent disclosed thereon. Neither the Company nor its Subsidiaries is subject to any judgment, order or decree of any court or other governmental agency or self-regulatory organization (other than judgments, orders or decrees affecting generally the industry in which the Company conducts business to which the Company is not a specified party), and neither the Company nor its Subsidiaries has received any opinion or memorandum or advice from legal counsel or compliance personnel to the effect that it is exposed, from a legal standpoint, to any liability which would reasonably be expected to be (individually or in the aggregate) material to its business.

        5O.     BROKERAGE. Except for Goldman, Sachs & Co. (pursuant to an engagement letter listed on the CONTRACTS SCHEDULE attached hereto), no Person has any claim for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement to which the Company or any of its Subsidiaries is a party or to which the Company or any of its Subsidiaries is subject.

        5P.     INSURANCE. The attached INSURANCE SCHEDULE contains a
description of each insurance policy maintained by the Company or its Subsidiaries with respect to their respective properties, assets and business, and each such policy is in full force and effect. Neither the Company nor any of its Subsidiaries is in default with respect to its obligations under any insurance policy maintained by it, and neither the Company nor any of its Subsidiaries has ever been denied insurance coverage. Except as set forth on the attached INSURANCE SCHEDULE, neither the Company nor any of its Subsidiaries has any self-insurance or co-insurance programs. The insurance coverage of the Company and its Subsidiaries is customary for corporations of similar size engaged in similar lines of business.

        5Q.     EMPLOYEES. To the Company's Knowledge, no executive or key employee or independent contractor of the Company or any of its Subsidiaries and no group of employees or independent contractors of the Company or any of its Subsidiaries has any plans to terminate employment with the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries have any material labor relations problems (including any union organization activities, threatened or actual strikes or work stoppages or material grievances). The EMPLOYEES SCHEDULE attached hereto contains a correct and complete list of all employees of the Company and its Subsidiaries who are not citizens of the United States and who are not permanent residents of the United States (together with a listing of each such employee's visa status and visa expiration date). The Company and each of its Subsidiaries have complied in all material respects with all Laws relating to the employment of labor (including, without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes) and have complied with all Laws related to the licensing of employees under its applicable Licenses. Neither the Company, its Subsidiaries nor, to the Company's Knowledge, any of their employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements in conflict with the present business activities of the Company and its Subsidiaries, except for agreements between the Company or any of its Subsidiaries and their respective present and former employees. The attached EMPLOYEES SCHEDULE sets forth the aggregate bonuses currently expected to be paid to the Company's and its Subsidiaries' officers and employees in respect of the fiscal year ended December 31, 2003.

        5R.     ERISA.

        (i) Except as disclosed on the attached EMPLOYEE BENEFITS SCHEDULE, the Company does not maintain, contribute to or have any actual or potential liability with respect to any (x) "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (the "Savings Plan"), (y) "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) (the "Welfare Plans") or (z) nonqualified deferred compensation, incentive, bonus, severance, retention, change-in-control, material fringe benefit, stock option, stock bonus or other material benefit arrangements (collectively (x), (y) and (z) above referred to as the "PLANS"). For purposes of this Paragraph 5R, the term "Company" includes all organizations under common control with the Company pursuant to Section 414(b), (c), (m) or
(o) of the IRC.

        (ii) The Company does not maintain, contribute to or have any actual or potential liability with respect to any active or terminated, funded or unfunded (w) employee benefit plan subject to Section 412 of the IRC or Section 302 of Title I of ERISA, (x) multiemployer plan (as defined in Section 3(37) of ERISA), (y) defined benefit plan (as defined in Section 3(35) of ERISA) or (z) plan or arrangement to provide medical, health, life insurance or other welfare-type benefits for current or future retired or terminated employees (except for limited continued health benefit coverage required to be provided under Section 4980B of the IRC or similar state Law).

        (iii) The Company has provided to the Purchasers accurate and complete copies of each of the Plans and any related trusts, insurance contracts or other agreements, the IRS favorable determination letter issued with respect to the Savings Plan, if any, IRS Form 5500s (including all attachments) for the Savings Plan and the Welfare Plans to the extent applicable for the most recently completed plan year and the most recent financial statement with respect to the Savings Plan.

        (iv) Each of the Plans and all related funding arrangements comply in all material respects in form and operation with its terms and the applicable requirements of ERISA, the IRC and any other applicable Laws. Except as disclosed on the attached EMPLOYEE BENEFITS SCHEDULE, the Savings Plan has received a favorable GUST determination letter that it qualifies under the IRC (and that its trust is exempt from Tax under the IRC). Nothing has occurred since the date of such favorable determination letter that could adversely affect the qualified status of the Savings Plan or the tax-exempt status of the trust. No asset of the Company is subject to any Lien under ERISA or the Code. Except as disclosed on the attached EMPLOYEE BENEFITS SCHEDULE, no Welfare Plan is self-insured. All incurred but not reported claims under any Welfare Plan that is self-insured shall be properly accrued in accordance with GAAP on the Closing Balance Sheet.

        (v) None of the Company, or, to the Company's Knowledge, any trustee or administrator of any Plan or other Person has engaged in any transaction with respect to any Plan which could subject the Company or any of its employees to any material Tax or penalty or other liability imposed by ERISA or the IRC. No actions, suits, investigations, inquiries, audits or claims with respect to any of the Plans (other than routine claims for benefits) are pending or, to the Knowledge of the Company, threatened, and the Company is not aware of any facts or circumstances which could give rise to or be expected to give rise to any such actions, suits, investigations, inquiries, audits or claims. The Company has complied in all material respects with the requirements of Section 4980B of the IRC and Section 601 et seq. of ERISA ("COBRA"). Each individual who has received compensation for the performance of services on behalf of the Company has been properly classified as an employee or independent contractor in accordance with applicable laws and each Plan has complied with the "leased employee" provisions of the Code. All contributions which are due under each of the Plans has been made and all other contributions have been properly accrued. None of the Plans has any unfunded liabilities which will not be fully accrued on the Closing Balance Sheet. The Company has complied with all reporting and disclosure obligations with respect to the Plans.

        (vi) Neither the Company nor any affiliate has any liability with respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA) solely by reason of being treated as a single employer under Section 414 of the Code with any trade, business or entity other than the Company and its Affiliates.

        5S.     COMPLIANCE WITH LAWS; LICENSES; CERTAIN OPERATIONS. Except as
set forth on the attached COMPLIANCE SCHEDULE:

        (i) The Company and its Subsidiaries have complied in all material respects and are in compliance in all material respects with all applicable Laws of all Governmental Entities relating to the operation of their businesses and the maintenance and operation of their properties and assets (including all minimum net capital requirements). No written notices have been received by and no material claims have been filed against the Company or any of its Subsidiaries alleging a violation of any such Laws. Neither the Company nor any of its Subsidiaries has at any time made any bribes, kickback payments, unlawful compensation payments or other similar payments of cash or other consideration, including payments to any business relations for purposes of doing business with such Persons.

        (ii) The Company and its Subsidiaries hold and are in material compliance with all Licenses of or from Governmental Entities required for the conduct of their businesses as presently conducted and the ownership of their properties, and the attached LICENSES SCHEDULE sets forth a list of all of Licenses which are material to the Company's business. Except as set forth on the attached LICENSES SCHEDULES, no written notices have been received by the Company or any of its Subsidiaries alleging the failure to hold any of the foregoing. All of such Licenses will be available for use by the Company and its Subsidiaries immediately after the Closing.

        (iii) The Company has made available for review by the Purchasers a true and correct copy of all current forms filed to obtain and maintain all Licenses material to the business of the Company or any of its Subsidiaries, including Form BD, Focus reports filed with the NASD since December 31, 2002, membership applications filed with each self-regulatory organization, and futures commission merchant registrations. Each of such current forms does not contain any untrue statement of any material fact or omit any material fact necessary to make each statement contained therein, in light of the circumstances under which they were made, not misleading.

        (iv) No associated person (within the meaning of the Exchange Act) or employee of the Company or any of its Subsidiaries is subject to any event set forth in Section 15(b) of the Exchange Act or which could have a Material Adverse Effect on the Company's or its Subsidiaries' Licenses.

        5T.     AFFILIATED TRANSACTIONS. Except as set forth on the attached
AFFILIATED TRANSACTIONS SCHEDULE, no officer, director, or greater than 3% stockholder or Affiliate of the Company or, to the Company's Knowledge, any individual related by blood, marriage or adoption to any such individual, or, to the Company's Knowledge, any entity in which any such Person or individual owns a 5% or more beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or its Subsidiaries or has any interest in any property used by the Company or its Subsidiaries (including any Intellectual Property Rights).

        5U.     REAL PROPERTY. The REAL PROPERTY SCHEDULE sets forth a list of all leases, subleases, licenses or other agreements for the use or occupancy of any real property (the "LEASED REAL PROPERTY") (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto) held by the Company or any of its Subsidiaries (collectively, the "LEASES") and the address for each Leased Real Property. The Company has delivered to the Purchasers a true and complete copy of each written Lease, and in the case of any oral Leases, a written summary of the basic terms thereof. Except as set forth in the REAL PROPERTY SCHEDULE, with respect to each of the Leases: (i) the Lease is legal, valid, binding, enforceable and in full force and effect; (ii) the consummation of the transactions contemplated hereunder will not result in a breach of or default under the Lease or otherwise cause the Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing; (iii) neither the Company, its Subsidiaries nor, to the Company's Knowledge, any other party to the Lease is in breach or default under the Lease, and no event has occurred or circumstance exists which, with the delivery of notice, passage of time or both, would constitute such a breach or default or permit the termination, modification or acceleration of rent under the Lease; (iv) to the Company's Knowledge, no other party to the Lease has repudiated any term thereof, and there are no disputes of which the Company has Knowledge, oral agreements or forbearance programs in effect with respect to the Lease; and (v) neither the Company or any of its Subsidiaries has assigned, subleased, mortgaged, deeded in trust or otherwise transferred or encumbered the Lease or any interest therein. Neither the Company nor any of its Subsidiaries owns any real property or any interest in real property.

        5V.     DISCLOSURE. To the Company's Knowledge, neither this Agreement, any of the Exhibits or Schedules attached hereto nor any of the certificates delivered to the Purchasers by or on behalf of the Company pursuant to the requirements of this Agreement, when taken together as a whole, contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein, in light of the circumstances in which they were made, not misleading.

        5W.     CLOSING DATE. The representations and warranties contained in this Section 5 and elsewhere in this Agreement and all information contained in any Exhibit, Schedule or attachment hereto or in any certificate delivered by, or on behalf of, the Company to the Purchasers pursuant to this Agreement shall be true and correct on the Closing Date as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties (after taking into account any amendments or supplements to the Schedules referred to in this Section 5 made by the Company pursuant to Paragraph 4G).

        Section 6. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. As a material inducement to the Purchasers to enter into this Agreement and purchase the Purchased Shares hereunder, each Seller severally and not jointly hereby represents and warrants to the Purchasers and the Company as follows:

        6A.     CAPACITY; POWER AND AUTHORITY. Such Seller possesses all
requisite capacity, power and authority to enter into and carry out the transactions contemplated by this Agreement.

        6B.     AUTHORIZATION; NO BREACH. . This Agreement and all other
agreements contemplated hereby to which such Seller is a party, when executed and delivered by such Seller in accordance with the terms hereof, shall each constitute a valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms (subject to general principles of equity which may limit the enforceability of restrictions on competition or solicitation such as non-compete and non-solicitation agreements). The execution and delivery by such Seller of this Agreement and all other agreements contemplated hereby to which such Seller is a party, the repurchase of the Repurchased Shares from such Seller hereunder, and the fulfillment of and compliance with the respective terms hereof and thereof by such Seller, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under (whether with or without the passage of time, the giving of notice or both), (iii) result in the creation of any lien, security interest, charge or encumbrance upon such Seller's assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any third party or any Governmental Entity pursuant to, any Law to which such Seller is subject, or any agreement, instrument, order, judgment or decree to which such Seller is subject, except for any filing, notice or authorization required pursuant to the Hart-Scott-Rodino Act.

        6C.     TITLE TO SHARES, ETC. Such Seller is the record and beneficial owner of, and has good and marketable title to, the Repurchased Shares and the other Common Stock and Existing Preferred Stock and the Repurchased Options indicated as owned by such Seller on the attached CAPITALIZATION SCHEDULE referenced in Paragraph 5B, free and clear of all Liens, agreements, voting trusts, proxies and other arrangements or restrictions of any kind whatsoever (collectively, "ENCUMBRANCES"). At the Closing, such Seller shall sell to the Company good and marketable title to such Repurchased Shares, and shall sell to the Company or cancel such Repurchased Options, in each case free and clear of all Encumbrances.

        6D.     BROKERAGE. Except for Goldman, Sachs & Co. (pursuant to an engagement letter listed on the CONTRACTS SCHEDULE attached hereto), no Person has any claim for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement to which such Seller is a party or to which such Seller is subject.

        6E.     LITIGATION, ETC. There are no actions, suits, proceedings
(including any arbitration proceedings), orders, investigations or claims pending or, to such Seller's knowledge, threatened against or affecting such Seller in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated hereby.

        6F.     COMPANY TRANSACTIONS. Such Seller is not a party to or bound by any agreement with respect to a Company Transaction other than this Agreement, and such Seller has terminated all discussions with third parties (other than the Purchasers) regarding Company Transactions.

        6G.     CLOSING DATE. The representations and warranties of such Seller contained in this Section 6 and elsewhere in this Agreement shall be true and correct on Closing Date as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties (after taking into account any disclosures made by such Seller pursuant to Paragraph 4G above in respect of the representations and warranties made by such Seller in Paragraph 6E above).

        Section 7. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. As a material inducement to the Company and the Sellers to enter into this Agreement and take the actions set forth in Section 1, each Purchaser hereby represents and warrants to the Company and the Sellers as follows:

        7A.     ORGANIZATION, POWER AND AUTHORITY. Such Purchaser is duly
organized, validly existing and in good standing under the laws of its jurisdiction of organization. Such Purchaser possesses all requisite power and authority necessary to enter into and carry out the transactions contemplated by this Agreement.

        7B.     AUTHORIZATION; NO BREACH. The execution, delivery and
performance of this Agreement and all other agreements contemplated hereby to which such Purchaser is a party have been duly authorized by such Purchaser. This Agreement and all other agreements contemplated hereby to which such Purchaser is a party, when executed and delivered by such Purchaser in accordance with the terms hereof, shall each constitute a valid and binding obligation of such Purchaser, enforceable in accordance with its terms. The execution and delivery by such Purchaser of this Agreement and all other agreements contemplated hereby to which such Purchaser is a party, the purchase of such Preferred Stock hereunder, and the fulfillment of and compliance with the respective terms hereof and thereof by such Purchaser, do not and shall not
(i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under (whether with or without the passage of time, the giving of notice or both), (iii) give any third party the right to modify, terminate or accelerate any obligation under, (iv) result in a violation of, or (v) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any Governmental Entity pursuant to, the organizational documents of such Purchaser, or any Law to which such Purchaser is subject, or any agreement, instrument, order, judgment or decree to which such Purchaser is subject, except for any filing, notice or authorization required pursuant to the Hart-Scott-Rodino Act.

        7C.     BROKERAGE. There are no claims for brokerage commissions,
finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement to which such Purchaser is a party or to which such Purchaser is subject. Such Purchaser shall pay, and hold the Company, its Subsidiaries and the Sellers harmless against, any liability, loss or expense (including reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

        7D.     INVESTMENT REPRESENTATIONS.

        (i) Such Purchaser is acquiring the Restricted Securities to be purchased by it hereunder for its own account with the present intention of holding such securities for purposes of investment, and such Purchaser has no intention of selling such securities in a public distribution in violation of the federal securities Laws or any applicable state securities Laws; PROVIDED THAT nothing contained herein shall prevent such Purchaser or any subsequent holder of such Restricted Securities from transferring such securities in compliance with the provisions of Paragraph 11C below.

        (ii) Such Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

        (iii) Such Purchaser understands that the Restricted Securities to be purchased by it hereunder have not been registered under the Securities Act on the basis that the sale provided for in this Agreement is exempt from the registration provisions thereof and that the Company's reliance on such exemption is predicated in part upon the representations of the Purchasers set forth herein.

        7E.     CLOSING DATE. The representations and warranties of such
Purchaser contained in this Section 7 shall be true and correct on the Closing Date as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties.

        Section 8. INDEMNIFICATION AND OTHER AGREEMENTS.

        8A.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in this Agreement and the Schedules attached hereto or in any writing delivered by any Party to another Party in connection with this Agreement shall survive the Closing as follows:

        (i) the representations and warranties in Paragraph 5K (Tax Matters) shall terminate when the applicable statutes of limitations with respect to the liabilities in question expire (after giving effect to any extensions or waivers thereof), plus thirty (30) days;

        (ii) the representations and warranties in Paragraph 5S (Compliance with Laws; Licenses; Certain Operations) shall terminate on the later of (a) eighteen (18) months following the Closing or (b) the date that is thirty (30) days following the Purchasers' receipt of the Company's audited consolidated financial statements for the calendar year ended December 31, 2004;

        (iii) the representations and warranties in Paragraph 5B (Capital Stock and Related Matters) (other than the second sentence of subparagraph (ii) thereof), Paragraph 5O (Brokerage), Paragraph 6A (Capacity; Power and Authority), Paragraph 6C (Title to Shares, Etc.), Paragraph 6D (Brokerage), Paragraph 6F (Company Transactions), Paragraph 7A (Organization, Power and Authority), Paragraph 7C (Brokerage), the first and second and last sentences of Paragraph 5D (Authorization; No Breach), the first sentence of Paragraph 6B (Authorization; No Breach) and the first and second sentences of Paragraph 7B (Authorization; No Breach) shall not terminate; and

        (iv) all other representations and warranties in this Agreement and the Schedules attached hereto or in any writing delivered by any Party to another Party in connection with this Agreement shall terminate on the date that is thirty (30) days following the Purchasers' receipt of the Company's audited consolidated financial statements for the calendar year ended December 31, 2004;

PROVIDED THAT any representation or warranty in respect of which indemnity may be sought under Paragraph 8B, and the indemnity with respect thereto, shall survive the time at which it would otherwise terminate pursuant to this Paragraph 8A if notice of the inaccuracy or breach or alleged inaccuracy or breach thereof giving rise to such right or alleged right of indemnity shall have been given to the Party against whom such indemnity may be sought prior to such time (regardless of when Losses in respect thereof may actually be incurred). The representations and warranties in this Agreement and the Schedules attached hereto or in any writing delivered by any Party to another Party in connection with this Agreement shall survive for the periods set forth in this Paragraph 8A and shall in no event be affected by any investigation, inquiry or examination made for or on behalf of any Party, or the knowledge of any Party's officers, directors, stockholders, employees or agents or the acceptance by any Party of any certificate or opinion hereunder.

        8B.     GENERAL INDEMNIFICATION.

        (i) INDEMNIFICATION BY THE SELLERS (JOINT AND SEVERAL). Each of the Sellers, jointly and severally, shall indemnify each of the Purchaser Parties and save and hold each of them harmless against any Losses which any such Purchaser Party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of: (a) any breach of any representation or warranty of the Company under this Agreement or any of the Schedules attached hereto, or in any of the certificates or other instruments or documents furnished by the Company pursuant to this Agreement; (b) any nonfulfillment or breach of any covenant, agreement or other provision by the Company under this Agreement or any of the Schedules attached hereto required to be performed or complied with by the Company or its Subsidiaries at or prior to the Closing (other than any breach of Paragraph 4G above that was not knowing and willful); or (c) any claim by any Person (other than the Purchasers) with respect to, or arising as a result of, any Company Transaction (whether or not consummated) based on any alleged arrangement or agreement to which the Company or any of its Subsidiaries or any of their respective directors or officers is alleged to be a party; PROVIDED THAT the Sellers shall not have any liability under clause (a) above (other than with respect to the representations and warranties contained in Paragraph 5B (Capital Stock and Related Matters), Paragraph 5O (Brokerage), and the first and last sentences of Paragraph 5D (Authorization; No Breach)) unless the aggregate of all Losses relating thereto for which the Sellers would, but for this proviso, be liable exceeds on a cumulative basis an amount equal to $250,000 (and then the Sellers shall be liable only for all Losses in excess thereof); and PROVIDED FURTHER that the Sellers shall not have any liability under clause (a) above for any individual item where the Loss relating to such item is less than $10,000 (but with it being understood, however, that all Losses reasonably related to claims arising out of the same or substantially common facts, events or circumstances shall be considered an individual claim for purposes of this Agreement and all such items shall be aggregated for purposes of the first proviso to this Paragraph 8B(i)); and PROVIDED FURTHER that the Sellers' aggregate liability under clause (a) above (other than with respect to the representations and warranties contained in Paragraph 5B (Capital Stock and Related Matters), Paragraph 5O (Brokerage), and the first and last sentences of Paragraph 5D (Authorization; No Breach)) shall in no event exceed twelve percent (12%) of the Repurchase Price (but with it being understood, however, that nothing in this Agreement (including this Paragraph 8B) shall limit or restrict any of the Purchaser Parties' right to maintain or recover any amounts in connection with any action or claim based upon fraudulent misrepresentation or fraud). Any indemnification payment in respect of Losses under this Paragraph 8B(i) shall be reduced by an amount equal to the Tax Benefit, if any, attributable to the Losses giving rise to such payment. All indemnification payments for the benefit of the Purchasers under this Paragraph 8B shall be deemed to be adjustments to the Stock Purchase Price set forth in Paragraph 1B above.

        (ii) INDEMNIFICATION BY THE SELLERS (SEVERAL). Each of the Sellers, severally and not jointly, shall indemnify each of the Purchaser Parties and save and hold each of them harmless against any Losses which any such Purchaser Party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of: (a) any breach of any representation or warranty of such Seller under this Agreement or any of the Schedules attached hereto, or in any of the certificates or other instruments or documents furnished by such Seller pursuant to this Agreement; (b) any nonfulfillment or breach of any covenant, agreement or other provision by such Seller under this Agreement or any of the Schedules attached hereto required to be performed or complied with by such Seller at or prior to the Closing or (in the case of Paragraph 8D, Paragraph 8F, Paragraph 8G and Paragraph 11C only) after the Closing; or (c) any claim by any Person (other than the Purchasers) with respect to, or arising as a result of, any Company Transaction (whether or not consummated) based on any alleged arrangement or agreement to which such Seller is alleged to be a party. Any indemnification payment in respect of Losses under this Paragraph 8B(ii) shall be reduced by an amount equal to the Tax Benefit, if any, attributable to the Losses giving rise to such payment. All indemnification payments for the benefit of the Purchasers under this Paragraph 8B(ii) shall be deemed to be adjustments to the Stock Purchase Price set forth in Paragraph 1B above.

        (iii) INDEMNIFICATION BY THE PURCHASERS. The Purchasers shall, severally and jointly, indemnify each of the Company Parties (including each Seller) and save and hold each of them harmless against any Losses which any of the Company Parties may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of: (a) any breach of any representation or warranty of the Purchasers under this Agreement or any of the Schedules attached hereto, or in any of the certificates or other instruments or documents furnished by the Purchasers pursuant to this Agreement; or (b) any nonfulfillment or breach of any covenant, agreement or other provision by the Purchasers under this Agreement or any of the Schedules attached hereto. Any indemnification payment in respect of Losses under this Paragraph 8B(iii) shall be reduced by an amount equal to the Tax Benefit, if any, attributable to the Losses giving rise to such payment.

        (iv) NATURE OF CERTAIN INDEMNIFICATION OBLIGATIONS. The representations and warranties of each of the Sellers in Section 6 of this Agreement and the covenants and agreements made by each of the Sellers under this Agreement (other than as specifically set forth in this Paragraph 8B) in such Seller's individual capacity that are required to be performed or complied with by such Seller are several obligations. This means that the particular Seller making the representation, warranty, covenant or agreement will be solely responsible for any Losses for which the Purchaser Parties are entitled to indemnification pursuant to this

Agreement, subject to any applicable limitations contained herein. The representations and warranties made by the Company in or pursuant to this Agreement and the covenants and agreements made by the Company under this Agreement that are required to be performed or complied with by the Company at or prior to the Closing are obligations of the Company for which the Sellers have agreed to be jointly and severally liable pursuant to Paragraph 8B(i), which means that each Seller may be held responsible for the entirety of any Losses for which the Purchaser Parties are entitled to indemnification pursuant to this Agreement, subject to any applicable limitations contained herein.

        (v) MANNER OF PAYMENT. Any indemnification of the Purchaser Parties or the Company Parties pursuant to this Paragraph 8B shall be effected by wire transfer of immediately available funds from the Sellers' Representative (on its own behalf and for and on behalf of the other Sellers pursuant to the Sellers' Representative Agreement) or one or more of the Sellers or the Purchasers, as the case may be, to an account designated by any Purchaser Party or Company Party, as the case may be, within 15 days after the determination thereof. Any such indemnification payments shall include interest at the Applicable Rate calculated on the basis of the actual number of days elapsed over 360, from the date any such Loss is suffered or sustained to the date of payment.

        (vi) DEFENSE OF THIRD PARTY CLAIMS. Any Person making a claim for indemnification under this Paragraph 8B (an "INDEMNITEE") shall notify the indemnifying party (an "INDEMNITOR") of the claim in writing promptly after receiving written notice of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party), describing in reasonably available detail the claim, the amount thereof (if known and quantifiable) and the basis thereof; PROVIDED THAT the failure to so notify an Indemnitor shall not relieve the Indemnitor of its obligations hereunder except to the extent that (and only to the extent that) such failure shall have caused the damages for which the Indemnitor is obligated to be greater than such damages would have been had the Indemnitee given the Indemnitor prompt notice hereunder. Any Indemnitor shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to an Indemnitee's claim for indemnification at such Indemnitor's expense, and at its option (subject to the limitations set forth below) shall be entitled to assume the defense thereof by appointing a reputable counsel reasonably acceptable to the Indemnitee to be the lead counsel in connection with such defense; PROVIDED THAT, prior to the Indemnitor assuming control of such defense it shall first verify to the Indemnitee in writing that such Indemnitor will not dispute that such claim is subject to indemnification under this Section 8 and PROVIDED FURTHER, that:

                (1) the Indemnitee shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose; PROVIDED THAT the fees and expenses of such separate counsel shall be borne by the Indemnitee (other than any reasonable fees and expenses of such separate counsel that are incurred prior to the date the Indemnitor effectively assumes control of such defense which, notwithstanding the foregoing, shall be borne by the Indemnitor, and except that the Indemnitor shall pay all of the reasonable fees and expenses of such separate counsel if the Indemnitee has been advised by counsel in writing that a reasonable likelihood exists of a conflict of interest between the Indemnitor and the Indemnitee);

                (2) the Indemnitor shall not be entitled to assume control of such defense (unless otherwise agreed to in writing by the Indemnitee) and shall pay the reasonable fees and expenses of counsel retained by the Indemnitee if (A) the claim for indemnification relates to or arises in connection with any criminal or quasi-criminal proceeding, action, indictment, allegation or investigation with respect to the Indemnitee; (B) the claim, if successful, would set a precedent that would materially interfere with, or have a material adverse effect on, the business or financial condition of the Indemnitee; (C) the claim seeks an injunction or equitable relief against the Indemnitee; (D) the Indemnitee has been advised by counsel in writing that a reasonable likelihood exists of a conflict of interest between the Indemnitor and the Indemnitee; or (E) upon petition by the Indemnitee, the appropriate court rules that the Indemnitor failed or is failing to vigorously prosecute or defend such claim; and

                (3) if the Indemnitor shall control the defense of any such claim, the Indemnitor shall obtain the prior written consent of the Indemnitee before entering into any settlement of a claim or ceasing to defend such claim if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief will be imposed against the Indemnitee or if such settlement does not expressly and unconditionally release the Indemnitee from all liabilities and obligations with respect to such claim, without prejudice.

        (vii) INDEMNIFICATION PROCEDURES FOR NON THIRD PARTY CLAIMS. In the event an Indemnitee should have a claim against an Indemnitor hereunder which does not involve a third party claim, the Indemnitee shall promptly transmit to the Indemnitor a written notice describing in reasonable detail the nature of such non-third party claim, an estimate of the amount of damages attributable to such non-third party claim (if known and quantifiable) and the basis of the Indemnitee's request for indemnification under this Agreement; PROVIDED THAT the failure to so notify an Indemnitor shall not relieve the Indemnitor of its obligations hereunder except to the extent that (and only to the extent that) such failure shall have caused the damages for which the Indemnitor is obligated to be greater than such damages would have been had the Indemnitee given the Indemnitor prompt notice hereunder.

        (viii) CERTAIN WAIVERS. Each Seller agrees that such Seller shall not make any claim for indemnification against the Company or any of its Subsidiaries by reason of the fact that he or it is or was a stockholder, director, officer, employee or agent of the Company or any of its Subsidiaries or is or was serving at the request of the Company as a partner, trustee, director, officer, employee or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement or otherwise) with respect to any action, suit, proceeding, complaint, claim or demand brought by any of the Purchaser Parties against such Seller pursuant to this Agreement, and each Seller hereby acknowledges and agrees that such Seller shall not have any claim or right to contribution or indemnity from the Company or any of its Subsidiaries with respect to any amounts paid by such Seller pursuant to this Paragraph 8B. Nothing in this Paragraph 8B(viii), however, shall prohibit, restrict or modify any right of any current or former officer, director or employee of the Company to receive indemnification from the Company to the extent such person is otherwise entitled to indemnification pursuant to the Certificate of Incorporation or Bylaws of the Company as in effect prior to the Closing or otherwise pursuant to applicable law. Except (x) as set forth in the immediately preceding sentence and (y) claims for (A) any accrued and unpaid employment compensation (including employee benefits, accrued but unpaid vacation pay, and bonus compensation payable in respect of the calendar year ended December 31, 2003), (B) expense reimbursement obligations and (C) liabilities and obligations arising under any agreements listed or described in any of the Schedules described in Section 5 (including that certain Clearing Agreement, dated as of November 4, 2002, by and between the Company and Legent Clearing Corp.) or liabilities or obligations otherwise arising in the ordinary course of business, effective upon the Closing, each of the Sellers hereby irrevocably waives, releases and discharges the Company and its Subsidiaries from any and all liabilities and obligations to such Seller of any kind or nature whatsoever, whether in its or his capacity as a stockholder, officer or director of the Company or otherwise, in each case based on facts, events or circumstances arising prior to the Closing and whether absolute or contingent, liquidated or unliquidated, and whether arising under any agreement or understanding (other than this Agreement and any of the other agreements executed and delivered in connection herewith) or otherwise at law or equity, and no Seller shall seek to recover any amounts in connection therewith or thereunder from the Company. In no event shall the Company have any liability to any of the Sellers whatsoever for any breaches of the representations, warranties, agreements or covenants of the Company hereunder, and none of the Sellers shall in any event seek contribution from the Company for any breaches of the Company's obligation to the Purchasers or in respect of any other payments required to be made by the Sellers pursuant to this Agreement. In no event shall the Sellers have any liability for any breaches of the representations, warranties, agreements or covenants of the Company hereunder other than pursuant to Paragraph 8B(i) above, and the Purchasers shall not assert any claim for liability arising out of this Agreement against any Seller who is or was an officer, director, employee or agent of the Company or any of its Subsidiaries other than in their capacity as a Seller hereunder.

        (ix) EXCLUSIVE MONETARY REMEDY. Other than with respect to fraudulent misrepresentation or fraud, the indemnification provisions and procedures contained in this Section 8 shall constitute the sole and exclusive recourse and remedy of the Parties following the Closing with respect to any monetary Losses resulting from, arising out of or in connection with any matters subject to indemnification under this Section 8. Accordingly, other than with respect to claims alleging fraudulent misrepresentation or fraud, no claim for any monetary Losses following the Closing arising under this Agreement shall be made by any of the Purchaser Parties except pursuant to the provisions of this Section 8. Notwithstanding the foregoing, nothing in this Paragraph 8B(ix) shall limit or otherwise affect any recourse or rights or remedy of the Purchasers against the Company arising out of any nonfulfillment or breach of any covenant or agreement by the Company under this Agreement or any of the Schedules attached hereto required to be performed or complied with by the Company after the Closing (and with it being understood that the representations and warranties in Section 5 and Section 6 are not covenants or agreements by the Company required to be performed or complied with by the Company after the Closing).

        8C.     PRESS RELEASE AND ANNOUNCEMENTS. Unless required by law (in which case each Party agrees to consult with the other Parties prior to any such disclosure as to the form and content of such disclosure), no press releases or other releases of information related to this Agreement or the transactions contemplated hereby will be issued or released prior to the Closing without the consent of the Company, the Purchasers and the Sellers' Representative.

        8D.     CONFIDENTIALITY. If the transactions contemplated hereby are consummated, each of the Sellers agrees not to disclose or use at any time (and shall cause each of their respective Affiliates not to use or disclose at any time) any Confidential Information (whether or not such information is or was developed by the Sellers), except to the extent that such disclosure or use is directly related to and required by the performance of such Seller's duties to the Company. Each of the Sellers further agrees to take all appropriate steps (and to cause their respective Affiliates to take all appropriate steps) to safeguard such Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. In the event that any of the Sellers is required by law to disclose any Confidential Information, such Seller shall promptly notify the Company and the Purchasers in writing, which notification shall include the nature of the legal requirement and the extent of the required disclosure, and shall cooperate with the Company to preserve the confidentiality of such information consistent with applicable law. Notwithstanding anything herein or any confidentiality or other agreement to the contrary, each of the Parties (and each Affiliate and Person acting on behalf of any such Party) agrees that each Party (and each employee, representative, and other agent of such Party) may disclose to any and all Persons, without limitation of any kind, the Tax treatment and Tax structure of the transaction and all materials of any kind (including opinions or other Tax analyses) that are provided to such Party or such Person relating to such Tax treatment and Tax structure, except to the extent necessary to comply with any applicable federal or state securities Laws; PROVIDED THAT this authorization is not intended to permit disclosure of any other information, including (1) any portion of any materials to the extent not related to the Tax treatment or Tax structure of the transaction contemplated hereby, (2) the identities of participants or potential participants in the transaction contemplated hereby, (3) the existence or status of any negotiations, (4) any pricing or financial information (except to the extent such pricing or financial information is related to the Tax treatment or Tax structure of the transaction), or (5) any other term or detail not relevant to the Tax treatment or the Tax structure of the transaction contemplated hereby.

        8E.     DISPUTE RESOLUTION.

        (i) In the event of any dispute or disagreement between the Parties following the Closing as to the interpretation of any provision of this Agreement or the performance of any obligations hereunder, the matter, upon the written request of any Party, shall be referred to representatives of the Parties for decision (the "REPRESENTATIVES"). The Representatives shall promptly meet in a good faith effort to resolve the dispute. If the Representatives do not agree upon a decision within 30 calendar days after reference of the matter to them, each of the Parties shall be free to exercise the remedies available to it under Paragraph 8E(ii) below. The Parties acknowledge and agree that the Sellers' Representative shall be the Representative of the Sellers for purposes of this Paragraph 8E, and that any discussions or negotiations following the Closing relating to any dispute or disagreement between the Purchasers, on the one hand, and the Sellers, on the other, shall be directed by the Purchasers to the Sellers' Representative (and the Purchasers shall not settle any indemnification claims with any Seller without the Seller Representative's consent).

        (ii) Any controversy, dispute or claim arising out of or relating in any way to this Agreement or the transactions arising hereunder (other than pursuant to Paragraph 1F(iii) above) that cannot be resolved by negotiation pursuant to Paragraph 8E(i) above shall be settled exclusively by arbitration in Chicago, Illinois. Such arbitration shall be administered by the Center for Public Resources Institute for Dispute Resolutions (the "INSTITUTE") in accordance with its then prevailing Rules for Non-Administered Arbitration of Business Disputes (except as otherwise provided herein) by one independent and impartial arbitrator who shall be selected by the Sellers' Representative and the Purchasers in accordance with such Rules. Notwithstanding anything to the contrary provided in Paragraph 11M hereof, the arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Section 1 ET SEQ. The fees and expenses of the Institute and the arbitrator shall be paid by the Company and advanced by the Company from time to time as required. The arbitrator shall permit and facilitate such discovery as the Party initiating such claim shall reasonably request. The arbitrator shall render his or her award within 30 days of the conclusion of the arbitration hearing. The arbitrator shall be expressly empowered to determine the amount of any Losses subject to indemnification hereunder in accordance with the terms and provisions of this Agreement. Notwithstanding anything to the contrary provided in this Paragraph 8E(ii) and without prejudice to the above procedures, any Party may apply to any court of competent jurisdiction for temporary injunctive or other provisional judicial relief if such action is necessary to avoid irreparable damage or to preserve the status quo until such time as the arbitrator is selected and available to hear such Party's request for temporary relief. The award rendered by the arbitrator shall be final and not subject to judicial review (absent manifest error), and judgment thereon may be entered in any court of competent jurisdiction. Notwithstanding anything to the contrary provided in this Paragraph 8E, the Company or the Purchasers may elect to enforce any of the provisions of Paragraph 8D and the Exhibits attached hereto by application to a court of competent jurisdiction for equitable or legal relief (including damages or injunctive relief) rather than pursuant to the above procedures.

        8F.     APPOINTMENT OF SELLERS' REPRESENTATIVE. Each of the Sellers has
duly appointed James Gray (the "SELLERS' REPRESENTATIVE") as the Sellers' Representative for purposes of the transactions contemplated by this Agreement pursuant to a written agreement among the Sellers. Each Seller agrees that the Company and the Purchasers shall be entitled to rely on any action taken by the Sellers' Representative, on behalf of the Sellers, in the Sellers' Representatives' capacity as such (each, an "AUTHORIZED SELLER ACTION"), and that each Authorized Seller Action shall be binding on each Seller as fully as if such Seller had taken such Authorized Seller Action. Each Seller, severally but not jointly, agrees to pay, and to indemnify and hold harmless, the Purchasers and the Company from and against any Losses which they may suffer, sustain, or become subject to, as the result of any claim by such Seller that an Authorized Seller Action is not binding on, or enforceable against, such Seller.

        8G.     FURTHER ASSURANCES. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement or the transactions contemplated hereby, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Paragraph 8B above).

        Section 9. DEFINITIONS. For the purposes of this Agreement, the following terms have the meanings set forth below:

        "ACCOUNTING FIRM" has the meaning set forth in Paragraph 1F(iii).

        "AFFILIATE" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "CONTROL" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise, and such "control" will be presumed if any Person owns ten percent (10%) or more of the voting capital stock or other ownership interests, directly or indirectly, of any other Person.

        "AFFILIATED GROUP" means any affiliated group as defined in Code Section 1504 that has filed a consolidated return for federal income tax purposes (or any similar group under state, local or foreign Law) for a period during which the Company or any of its Subsidiaries was a member.

        "AGREEMENT" has the meaning set forth in the Preamble.

        "APPLICABLE RATE" has the meaning set forth in Paragraph 1F(iv).

        "AUTHORIZED SELLER ACTION" has the meaning set forth in Paragraph 8F.

        "BYLAWS" has the meaning set forth in Paragraph 2C.

        "CBOE" has the meaning set forth in Paragraph 2P.

        "CERTIFICATE OF INCORPORATION" has the meaning set forth in Paragraph 1A(i).

        "CFTC" has the meaning set forth in Paragraph 2P.

        "CLOSING" has the meaning set forth in Paragraph 1D.

        "CLOSING BALANCE SHEET" has the meaning set forth in Paragraph 1F(iii).

        "CLOSING DATE" has the meaning set forth in Paragraph 1D.

        "CLOSING NET BOOK VALUE" has the meaning set forth in Paragraph 1F(ii)PARA.

        "COBRA" has the meaning set forth in Paragraph 5R(v).

        "CODE" means the Internal Revenue Code of 1986, as amended, and any reference to any particular Code section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

        "COMMON STOCK" has the meaning set forth in the Preamble.

        "COMPANY" has the meaning set forth in the Preamble.

        "COMPANY EXPENSES" has the meaning set forth in Paragraph 11A.

        "COMPANY PARTIES" means the Company, its Affiliates, stockholders, officers, directors, employees, agents, representatives, successors and permitted assigns.

        "COMPANY TRANSACTION" has the meaning set forth in Paragraph 4H.

        "CONFIDENTIAL INFORMATION" means all information of a confidential or proprietary nature (whether or not specifically labeled or identified as "confidential"), in any form or medium, that relates to the Company or its Subsidiaries or their business relations and their respective business activities. Confidential Information includes, but is not limited to, the following: (i) internal business information (including historical and projected financial information and budgets and information relating to strategic and staffing plans and practices, business, training, marketing, promotional and sales plans and practices, cost, rate and pricing structures and accounting and business methods); (ii) identities and individual requirements of, and specific contractual arrangements with, the Company's and its Subsidiaries' customers, independent contractors, clearing agencies, joint venture partners and other business relations and their confidential information; (iii) trade secrets, know-how, compilations of data and analyses, techniques, systems, formulae, research, records, reports, manuals, documentation, models, data and data bases relating thereto; (iv) inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) and (v) other Intellectual Property Rights.

        "EMPLOYMENT AGREEMENTS" has the meaning set forth in Paragraph 2G.

        "ENCUMBRANCES" has the meaning set forth in Paragraph 6C.

        "ERISA" has the meaning set forth in Paragraph 5R(i).

        "EXCHANGE ACT" means, the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

        "EXECUTIVES" has the meaning set forth in Paragraph 2G.

        "EXISTING PREFERRED" has the meaning set forth in Paragraph 5B(i).

        "EXISTING PREFERRED HOLDERS" has the meaning set forth in Paragraph
5B(i).

        "GAAP" means United States generally accepted accounting principles.

        "GOVERNMENTAL APPROVALS" has the meaning set forth in Paragraph 2P.

        "GOVERNMENTAL ENTITY" means (i) any federal, state, local, municipal, foreign or other government; (ii) any governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, entity or self-regulatory organization and any court or other tribunal); or (iii) any body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal.

        "HART-SCOTT-RODINO ACT" has the meaning set forth in Paragraph 2P.

        "INDEBTEDNESS" means, with respect to any Person at any date, without duplication: (i) all obligations of such Person for borrowed money or in respect of loans or advances, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or debt securities, (iii) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit and bankers' acceptances), (iv) all obligations arising from cash/book overdrafts,
(v) all obligations of such Person secured by a Lien on such Person's assets,
(vi) all Guarantees of such Person in connection with any of the foregoing and any other indebtedness guaranteed in any manner by a Person (including guarantees in the form of an agreement to repurchase or reimburse), (vii) all capital lease obligations, (viii) all indebtedness for the deferred purchase price of property with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business), (ix) all other liabilities classified as non-current liabilities in accordance with GAAP as of the Closing Date and (x) all accrued interest, prepayment premiums or penalties related to any of the foregoing.

        "INDEMNIFICATION AGREEMENT" has the meaning set forth in Paragraph 2I.

        "INDEMNITEE" has the meaning set forth in Paragraph 8B(vi).

        "INDEMNITOR" has the meaning set forth in Paragraph 8B(vi).

        "INSTITUTE" has the meaning set forth in Paragraph 8E(ii).

        "INTELLECTUAL PROPERTY RIGHTS" means any and all intellectual property rights of every kind and description anywhere in the world, including all (i) patents, patent applications, patent disclosures and inventions, (ii) internet domain names, trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof,
(iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, and (vi) trade secrets and other Confidential Information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans, and customer and supplier lists and information, to the extent the foregoing constitutes and remains trade secrets or Confidential Information as applicable).

        "INVESTMENT" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interests (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

        "INVESTMENT TRANSACTION" has the meaning set forth in Paragraph 1B.

        "INVESTOR RIGHTS AGREEMENT" has the meaning set forth in Paragraph 2F.

        "ISE" has the meaning set forth in Paragraph 2P.

        "KNOWLEDGE" means, when referring to the "Knowledge" of the Company, the actual knowledge or awareness of James Gray, David Kalt or Ned Bennett, and the knowledge that any such person, as a prudent business person, would have obtained in the conduct of his business after making reasonable inquiry and undertaking reasonable diligence with respect to the particular matter in question.

        "LATEST BALANCE SHEET" has the meaning set forth in Paragraph 5E(iii).

        "LAW" means any federal, state, local, municipal or foreign statute, law, ordinance, regulation, rule, code, order, principle of common law or judgment enacted, promulgated, issued, enforced or entered by any Governmental Entity, or other requirement or rule of law.

        "LEASED REAL PROPERTY" has the meaning set forth in Paragraph 5U.

        "LEASES" has the meaning set forth in Paragraph 5U.

        "LICENSES" means all licenses, memberships, registrations, certifications, accreditations, permits, bonds, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental or other self-regulatory organization or regulatory authority, whether foreign, federal, state or local, or any other Person, necessary for the Company's business.

        "LIEN" or "LIENS" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company or its Subsidiaries, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute (other than to reflect ownership by a third party of property leased to the Company or its Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement), or any subordination arrangement in favor of another Person.

        "LOSSES" means any loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, diminution in value, Tax, penalty, fine or expense, whether or not arising out of third party claims (including interest, penalties, reasonable attorneys' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing).

        "MANAGEMENT RIGHTS AGREEMENT" has the meaning set forth in Paragraph 2H.

        "MATERIAL ADVERSE EFFECT" means a material and adverse effect or development upon the business, operations, assets, liabilities, Licenses, financial condition or operating results of the Company and its Subsidiaries taken as a whole, but excluding any facts or circumstances (including the occurrence or non-occurrence of any event) relating to the economy or financial markets of the United States in general.

        "MATERIAL CONTRACT" has the meaning set forth in Paragraph 5L(ii).

        "NASD" has the meaning set forth in Paragraph 2P.

        "NET BOOK VALUE" means, as of any date of determination, the excess of the Company's total assets as of such date over the Company's total liabilities as of such date, in each case as determined on a consolidated basis in accordance with GAAP. In determining total assets and total liabilities hereunder, (i) all accounting entries shall be taken into account regardless of their amount and all errors and omissions shall be corrected, (ii) all proper adjustments shall be made and (iii) all appropriate reserves as determined in accordance with GAAP shall be included. To the extent the calculation of Net Book Value pursuant to the definition immediately above is inconsistent with that required by the CLOSING NET BOOK VALUE ADJUSTMENTS SCHEDULE, the CLOSING NET BOOK VALUE ADJUSTMENTS SCHEDULE shall govern.

        "NFA" has the meaning set forth in Paragraph 2P.

        "NOTICE OF DISAGREEMENT" has the meaning set forth in Paragraph 1F(iii).

        "PARTY" or "PARTIES" has the meaning set forth in the Preamble.

        "PCX/ARCAEX" has the meaning set forth in Paragraph 2P.

        "PERMITTED ENCUMBRANCES" shall mean (i) statutory liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by the Company and for which appropriate reserves have been established in accordance with GAAP; (ii) mechanics', carriers', workers', repairers' and similar statutory liens arising or incurred in the ordinary course of business for amounts which are not delinquent and which are not, individually or in the aggregate, significant; (iii) Liens incurred in the ordinary course of business in connection with, or to secure payment of, utilities or similar services, workers' compensation, unemployment insurance or social security obligations and similar statutory requirements; (iv) interests or title of a lessee under any lease; (v) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the Leased Real Property which are not violated by the current use and operation of the Leased Real Property; and (vi) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Leased Real Property which do not materially impair the occupancy or use of the Leased Real Property for the purposes for which it is currently used or proposed to be used in connection with the Company's or any of its Subsidiaries' business.

        "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

        "PLANS" has the meaning set forth in Paragraph 5R(i).

        "PREFERRED STOCK" has the meaning set forth in Paragraph 1A(ii).

        "PURCHASED SHARES" has the meaning set forth in Paragraph 1B.

        "PURCHASERS" has the meaning set forth in the Preamble.

        "PURCHASER PARTIES" means the Purchasers and their Affiliates and their respective stockholders, partners, members, officers, directors, employees, agents, representatives, successors and assigns.

        "REPURCHASE TRANSACTION" has the meaning set forth in Paragraph 1C.

        "REPURCHASED OPTIONS" has the meaning set forth in Paragraph 1A(iii).

        "REPURCHASED SHARES" has the meaning set forth in Paragraph 1A(iii).

        "REGISTRATION AGREEMENT" has the meaning set forth in Paragraph 2E.

        "REPRESENTATIVES" has the meaning set forth in Paragraph 8E(i).

        "RESTRICTED SECURITIES" means (i) the Preferred Stock issued hereunder,
(ii) the Common Stock issued upon conversion of the Preferred Stock issued hereunder, (iii) any other securities of the Company held by any of the Parties (including any Common Stock held by the Sellers) as of the Closing Date and (iv) any securities issued or exchanged with respect to the securities referred to in clauses (i), (ii) and (iii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Paragraph 11C(v) have been delivered by the Company in accordance with Paragraph 11C(v).

Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Paragraph 11C(v).

        "RESTRICTED STOCK AGREEMENTS" has the meaning set forth in Paragraph 2G.

        "SAVINGS PLAN" has the meaning set forth in Paragraph 5R(i).

        "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal law then in force.

        "SELLER" or "SELLERS" has the meaning set forth in the Preamble.

        "SELLERS' REPRESENTATIVE AGREEMENT" has the meaning set forth in Paragraph 8F.

        "SELLERS' REPRESENTATIVE" has the meaning set forth in Paragraph 8F.

        "STOCK OPTION PLAN" means the optionsXpress, Inc. 2001 Equity Incentive Plan.

        "STOCK PURCHASE PRICE" has the meaning set forth in Paragraph 1B.

        "STOCKHOLDERS AGREEMENT" has the meaning set forth in Paragraph 2D.

        "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

        "TAX" or "TAXES" means federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

        "TAX BENEFIT" means the present value of any refund, credit or reduction in otherwise required Tax payments including any interest payable thereon, which present value shall be computed as of the first date on which the right to the refund, credit or other Tax reduction becomes available to be utilized, (i) using the Tax rate applicable to the highest level of income with respect to such Tax, and (ii) using as a discount rate the interest rate in effect on such date imposed on corporate deficiencies paid within 30 days of a notice of proposed deficiency under the Code. Any Tax Benefit shall be computed net of any related Tax obligation (which shall be computed in the same manner in which Tax Benefits are computed pursuant to this definition).

        "TAX RETURN" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

        "THIRD PARTY APPROVALS" has the meaning set forth in Paragraph 2O.

        "TRADING PLATFORM" means all software (including HTML, Java, and Javascript, other than open source), and services and functionality facilitated thereby, and all copyrightable subject matter provided to or made available for use by customers of the Company and/or its Subsidiaries via the web site located at http://www.optionsxpress.com (and other web sites accessible via the domain names used by the Company and required to be set forth in SCHEDULE 5M), including equity trading, options trading, mutual fund trading, account creation and maintenance, reports, and research; PROVIDED, HOWEVER, that software, services, functionality and information provided to the Company and/or its Subsidiaries by a third party pursuant to a valid agreement which by its terms permits such provision and use by such customers (or is provided by such customers) shall not be deemed part of the Company's "TRADING PLATFORM".

        "TREASURY REGULATIONS" means the United States Treasury Regulations promulgated under the Code, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

        "WELFARE PLANS" has the meaning set forth in Paragraph 5R(i).

        Section 10. TERMINATION.

        10A.    CONDITIONS OF TERMINATION. This Agreement may be terminated at any time prior to the Closing:

        (i)     by the mutual written consent of the Parties;

        (ii) by the Purchasers if there has been a material misrepresentation, material breach of warranty or material breach of a covenant by the Company or any of the Sellers in the representations and warranties or covenants set forth in this Agreement or the Schedules attached hereto, which in the case of any breach of covenant has not been cured within ten (10) days after written notification thereof by the Purchasers to the Company and the Sellers' Representative;

        (iii) by the Company and the Sellers if there has been a material misrepresentation, material breach of warranty or material breach of covenant by the Purchasers in the representations and warranties or covenants set forth in this Agreement or the Schedules attached hereto, which in the case of any breach of covenant has not been cured within ten (10) days after written notification thereof by the Company and the Sellers' Representative to the Purchasers; or

        (iv) by the Purchasers, on the one hand, or the Company and the Sellers' Representative, on the other hand, if the Closing shall not have occurred by March 31, 2004; PROVIDED THAT the Party electing termination pursuant to this clause (iv) of this Paragraph 10A is not in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the Schedules attached hereto. In the event of termination by either the Purchasers or the Company and the Sellers pursuant to this Paragraph 10A, written notice thereof (describing in reasonable detail the basis therefor) shall forthwith be delivered to the other Parties.

        10B.    EFFECT OF TERMINATION. In the event of termination of this
Agreement by either the Purchasers or the Company and the Sellers as provided above, this Agreement shall forthwith become void and of no further force and effect, except that the covenants and agreements set forth in Paragraph 10A and 10B and Section 11 shall survive such termination indefinitely, and except that nothing in Paragraph 10A or this Paragraph 10B shall be deemed to release any Party from any liability for any breach by such Party of the terms and provisions of this Agreement or to impair the right of any Party to compel specific performance by another Party of its obligations under this Agreement.

        Section 11. MISCELLANEOUS.

        11A.    FEES AND EXPENSES. The Purchasers shall pay all of their own costs, fees and expenses incurred by the Purchasers and their Affiliates in connection with this Agreement and the consummation (or the preparation for the consummation) of the transactions contemplated hereby (including fees and expenses of legal counsel, accountants and other representatives and consultants and due diligence (including travel-related) costs, fees and expenses). The Company shall be solely responsible for and shall pay all of the costs, fees and expenses incurred by the Company and the Designated Other Stockholders (as defined in the Stockholders Agreement) in connection with this Agreement and the consummation (or the preparation for the consummation) of the transactions contemplated hereby (including fees and expenses of legal counsel, accountants, investment bankers and other representatives and consultants) (collectively referred to herein as "COMPANY EXPENSES"). If any legal action or other proceeding relating to this Agreement, the agreements contemplated hereby, the transactions contemplated hereby or thereby or the enforcement of any provision of this Agreement or the agreements contemplated hereby is brought against any Party, the prevailing Party in such action or proceeding shall be entitled to recover all reasonable expenses relating thereto (including attorneys' fees and expenses) from the Party against which such action or proceeding is brought in addition to any other relief to which such prevailing Party may be entitled.

        11B.    REMEDIES. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter.

        11C.    TRANSFER OF RESTRICTED SECURITIES.

        (i) Restricted Securities are transferable only pursuant to (a) public offerings registered under the Securities Act, (b) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available and (c) subject to the conditions specified in subparagraph (ii) below, any other legally available means of transfer.

        (ii) As a condition to any transfer of any Restricted Securities (other than a transfer described in clause (a) or (b) of subparagraph (i) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of Kirkland & Ellis LLP or KMZ Rosenman or other counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of Kirkland & Ellis LLP or KMZ Rosenman or such other counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in Paragraph 11C(v) below. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Paragraph 11C(ii) and Paragraph 11C(v) below.

        (iii) Upon the request of a holder of Restricted Securities, the Company shall promptly supply to such holder or such holder's prospective transferees all information regarding the Company required to be delivered by the Company in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

        (iv) If any Restricted Securities become eligible for sale pursuant to Rule 144(k), the Company shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in Paragraph 11C(v) from the certificates representing such Restricted Securities.

        (v) Each certificate representing Restricted Securities shall be imprinted with a legend in substantially the following form:

     "The securities represented hereby have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented hereby is subject to the conditions specified in the Stock Purchase and Recapitalization Agreement dated as of December 17, 2003, by and among the issuer (the

     "COMPANY") and the other signatories thereto, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

        11D.    CONSENT TO AMENDMENTS. This Agreement may be amended, or any provision of this Agreement may be waived; PROVIDED THAT any such amendment or waiver shall be binding upon the Company only if set forth in a writing executed by the Company and referring specifically to the provision alleged to have been amended or waived, any such amendment or waiver shall be binding upon the Sellers only if set forth in a writing executed by the Sellers Representative and referring specifically to the provision alleged to have been amended or waived, and any such amendment or waiver shall be binding upon the Purchasers only if set forth in a writing executed by the Purchasers and referring specifically to the provision alleged to have been amended or waived. No course of dealing between or among the Parties shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement.

        11E.    SUCCESSORS AND ASSIGNS. This Agreement and all of the covenants and agreements contained herein and rights, interests or obligations hereunder, by or on behalf of any of the Parties hereto, shall bind and inure to the benefit of the respective successors and assigns of the Parties hereto whether so expressed or not, except that neither this Agreement nor any of the covenants and agreements herein or rights, interests or obligations hereunder may be assigned or delegated by the Sellers, the Company or the Purchasers (other than any such assignment or delegation by the Purchasers to one or more of their affiliated investment funds), without the prior written consent of the other Parties hereto (with it being understood that the Seller Representative shall be entitled to act on behalf of the Sellers in connection with any such consent).

        11F.    SEVERABILITY. Whenever possible, each provision of this
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by, illegal or unenforceable under applicable Law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        11G.    COUNTERPARTS. This Agreement may be executed simultaneously in counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same Agreement.

        11H.    DESCRIPTIVE HEADINGS; INTERPRETATION. The headings and captions used in this Agreement and the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Schedule or Exhibit attached hereto and not otherwise defined therein shall have the meanings set forth in this Agreement. The use of the word "including" herein shall mean "including without limitation." The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

        11I.    ENTIRE AGREEMENT. This Agreement and the agreements and
documents referred to herein contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings (including that certain letter of intent, dated October 22, 2003, by and between the Company and Summit Partners, L.P.), whether written or oral, relating to such subject matter in any way.

        11J.    NO THIRD-PARTY BENEFICIARIES. This Agreement is for the sole benefit of the Parties and their permitted successors and assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the Parties and such permitted successors and assigns, any legal or equitable rights hereunder.

        11K.    SCHEDULES. All Schedules attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

        11L.    TREATMENT OF THE PREFERRED STOCK. The Company covenants and agrees that (i) so long as federal income tax Laws prohibit a deduction for distributions made by the Company with respect to preferred stock, it shall treat all distributions paid by it on the Preferred Stock as nondeductible distributions on all of its tax returns and (ii) it shall treat the Preferred Stock as preferred stock in all of its financial statements and other reports and shall treat all distributions paid by it on the Preferred Stock as dividends on preferred stock in such statements and reports.

        11M.    GOVERNING LAW. All issues and questions concerning the
construction, validity, enforcement and interpretation of this Agreement and the Schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Illinois without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois. In furtherance of the foregoing, the internal law of the State of Illinois shall control the interpretation and construction of this Agreement (and all Schedules and Exhibits hereto), even though under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

        11N.    NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, one (1) day after being sent to the recipient by reputable overnight courier service (charges prepaid), upon machine-generated acknowledgment of receipt after transmittal by facsimile or five (5) days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Company at the address indicated below, to the Sellers' Representative at the address indicated below, and to the Purchasers at the addresses indicated on the SCHEDULE OF PURCHASERS attached hereto, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

        THE COMPANY:

        optionsXpress, Inc.
        39 South LaSalle Street
        Suite 220
        Chicago, Illinois 60603
        Attention: Mr. James Gray
        Telephone: (888) 280-8020
        Telecopy:  (312) 629-5256

        WITH A COPY TO:
        (which shall not constitute notice to the Company)

        KMZ Rosenman
        525 West Monroe Street
        Suite 1600
        Chicago, Illinois 60661-7693
        Attention: Mathew Brown, Esq.
        Telephone: (312) 902-5200
        Telecopy:  (312) 902-1061

        THE SELLERS' REPRESENTATIVE:

        Mr. James Gray
        c/o optionsXpress, Inc.
        39 South LaSalle Street
        Suite 220
        Chicago, Illinois 60603
        Telephone: (888) 280-8020
        Telecopy:  (312) 629-5256

        11O.    NO STRICT CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase and Recapitalization Agreement on the date first written above.

                                          OPTIONSXPRESS, INC.


                                          By:  /s/ DAVID KALT
                                               ---------------------------------
                                          Its: President
                                               ---------------------------------


                                          SUMMIT VENTURES VI-A, L.P.

                                          By:  Summit Partners VI (GP), L.P.
                                          Its: General Partner

                                          By:  Summit Partners VI (GP), LLC
                                          Its: General Partner

                                          By:  /s/ BRUCE EVANS
                                               ---------------------------------
                                          Its: Member

                                          SUMMIT VENTURES VI-B, L.P.

                                          By:  Summit Partners VI (GP), L.P.
                                          Its: General Partner

                                          By:  Summit Partners VI (GP), LLC
                                          Its: General Partner

                                          By:  /s/ BRUCE EVANS
                                               ---------------------------------
                                          Its: Member

                                          SUMMIT VI ADVISORS FUND, L.P.

                                          By:  Summit Partners VI (GP), L.P.
                                          Its: General Partner

                                          By:  Summit Partners VI (GP), LLC
                                          Its: General Partner

                                          By:  /s/ BRUCE EVANS
                                               ---------------------------------
                                          Its: Member

                                          SUMMIT VI ENTREPRENEURS FUND, L.P.

                                          By:  Summit Partners VI (GP), L.P.
                                          Its: General Partner

                                          By:  Summit Partners VI (GP), LLC
                                          Its: General Partner

                                          By:  /s/ BRUCE EVANS
                                               ---------------------------------
                                          Its: Member


                                          SUMMIT INVESTORS VI, L.P.

                                          By:  Summit Partners VI (GP), L.P.
                                          Its: General Partner

                                          By:  Summit Partners VI (GP), LLC
                                          Its: General Partner

                                          By:  /s/ BRUCE EVANS
                                               ---------------------------------
                                          Its: Member


                                          G-BAR LIMITED PARTNERSHIP

                                          By:  /s/ JAMES GRAY
                                               ---------------------------------
                                          Its: General Partner


                                          AVRUM GRAY DELTA TRUST FOR JIM
                                          U/A/D JUNE 7, 2002

                                          By:  /s/ JAMES GRAY
                                               ---------------------------------
                                          Its: Trustee

                                               /s/ DAVID KALT
                                               ---------------------------------
                                               David Kalt

                                               /s/ NED BENNETT
                                               ---------------------------------
                                               Ned Bennett

                                          DELAWARE CHARTER F/B/O NED BENNETT

                                          By:  /s/ NED BENNETT
                                               ---------------------------------
                                          Its: Trustee

                             SCHEDULE OF PURCHASERS

                                                                                           Total
                                                         No. of                           Purchase
                                                        Shares of                         Price for
Names:                                             Series A Preferred                Series A Preferred
------                                             ------------------                ------------------
Summit Ventures VI-A, L.P.                              1,644,400.00                 $    59,909,438.56

Summit Ventures VI-B, L.P.                                685,781.00                      24,984,647.70

Summit VI Entrepreneurs Fund L.P.                          52,507.00                       1,912,956.03

Summit VI Advisors Fund, L.P.                              34,199.00                       1,245,951.65

Summit Investors VI, L.P.                                   9,256.00                         337,218.29
                                                        ------------                 ------------------

Total                                                   2,426,143.00                 $    88,390,212.23
                                                        ============                 ==================

Address:
c/o Summit Partners, L.P.
222 Berkeley Street, 18th Floor
Boston, Massachusetts 02116
Attention: Bruce R. Evans
           Christopher Dean
Telephone: (617) 824-1020
Telecopy:  (617) 824-1120

                               SCHEDULE OF SELLERS

                                       No. of          No. of                                Portion of
                                     Repurchased     Repurchased                             Repurchase
      Names and Addresses              Shares          Options            Total                Price
      -------------------            -----------     -----------     ---------------      ---------------
G-Bar Limited Partnership              1,088,888         --                1,088,888      $    39,670,803

Avrum Gray Delta Trust                   233,333         --                  233,333            8,500,881

David Kalt                               216,667         --                  216,667            7,893,699

Ned Bennett                              216,667         --                  216,667            7,893,699

Delaware Charter F/B/O Ned Bennett        11,111         --                   11,111              404,800

[Other Post-Signing Sellers](1)

                                     -----------     -----------     ---------------      ---------------
Total                                                                      2,554,977(2)   $    93,084,000(3)
                                                                     ===============      ===============

----------
(1)  NOTE: Other Sellers to be added pursuant to Paragraph 4K of this Agreement.

(2)  NOTE: Subject to adjustment pursuant to Paragraph 4K of this Agreement.

(3)  NOTE: Subject to adjustment pursuant to Paragraph 4K of this Agreement.